As filed with the Securities and Exchange Commission on June 12, 2002
                                                    Registration No. 333-_______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                        INTERVEST CORPORATION OF NEW YORK

        (Exact name of registrant as specified in governing instruments)



                              10 Rockefeller Plaza
                                   Suite 1015
                          New York, New York 10020-1903
                                 (212) 218-2800

                                  (Address and
                                telephone number
                            of registrant's principal
                               executive offices)


                               LAWRENCE G. BERGMAN
                                 VICE PRESIDENT
                        INTERVEST CORPORATION OF NEW YORK
                        10 ROCKEFELLER PLAZA (SUITE 1015)
                          NEW YORK, NEW YORK 10020-1903
                                 (212) 218-2800

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                                Thomas E. Willett
                                Harris Beach LLP
                                 99 Garnsey Road
                            Pittsford, New York 14534
                                 (716) 419-8646

    Approximate date of commencement of proposed sale to the public; as soon as practicable after the effective date of this registration statement


                                  _____________

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     Proposed       Proposed
Title of each                        maximum        maximum
class of              Amount         offering       aggregate       Amount of
securities to be      to be          price per      offering        Registration
registered            registered     debenture      price           Fee
--------------------------------------------------------------------------------

Series  /  /02
Subordinated
Debentures            $7,750,000     $10,000        $7,750,000      $713.00
                      ----------     -------        ----------      -------
--------------------------------------------------------------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


This Registration Statement contains       pages.  The Exhibit Index is on page.

The information in this Prospectus is incomplete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to completion, dated June 12, 2002


Prospectus             INTERVEST CORPORATION OF NEW YORK
----------


Series __/__/02              Maximum $7,750,000               Minimum $6,000,000

                We are offering Subordinated Debentures in three
                   maturities with interest rates as follows:

      $1,750,000 matures January 1, 2006 with interest at 7-1/4% per annum $3,000,000 matures January 1, 2008 with interest at 7-1/2% per annum $3,000,000 matures January 1, 2010 with interest at 7-3/4% per annum

                At the time of subscription, a purchaser may elect to receive quarterly payments of interest or have the interest accrue.

                If the purchaser elects to have the interest accrue, then, in addition, interest will accrue each calendar quarter on the balance of the accrued interest as of the last day of the preceding calendar quarter at the same interest rate - 7-1/4%, 7-1/2% or 7-3/4%, depending on the maturity selected. Accrued interest, together with the principal balance, will be payable at the maturity of the debentures. A Schedule setting out the Accrual of Interest is set out on page ___.

                The debentures are being offered by Sage Rutty & Co., Inc. and by other participating broker/dealers. The underwriters must sell the minimum amount of debentures offered ($6,000,000 principal amount) if any are sold. The underwriters are required to use only their best efforts to sell the maximum amount of debentures offered ($7,750,000 principal amount). Pending the sale of the minimum amount, all proceeds will be deposited in an escrow account with Canandaigua National Bank and Trust Company. In the event that the minimum amount is not sold prior to __________, the offering will terminate and all funds will be returned promptly to subscribers. The offering will continue until all debentures are sold or until 120 days after the minimum amount is sold, whichever is earlier. The minimum investment is $10,000 principal amount of debentures.

                                ________________

            THE DEBENTURES INVOLVE VARIOUS RISKS AS DESCRIBED HEREIN.
                        See "Risk Factors on Page ____."

 THE DEBENTURES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE
     FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY

                                ________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   __________

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

--------------------------------------------------------------------------------
                       Price to       Underwriting Fees          Proceeds to
                        Public        and Commissions(1)         Company(1)(2)
                        ------        ------------------         -------------

Per Debenture            $10,000               $800                      $9,200
Minimum Offering      $6,000,000           $420,000                  $5,580,000
Maximum Offering      $7,750,000           $481,250                  $7,268,750
--------------------------------------------------------------------------------

(1)The Company will pay the Underwriter a commission of 3% of the purchase price of each Debenture maturing January 1, 2006, 5% of the purchase price of each Debenture maturing January 1, 2008 and 7% of each Debenture maturing January 1, 2010, which are sold by the Underwriter or participating dealers. In addition, the Company will pay the Underwriter a fee equal to 1/2 of 1% of the aggregate amount of Debentures maturing January 1, 2006, and 1% of the aggregate amount of Debentures maturing January 1, 2008 and January 1, 2010.

(2)In addition to underwriting fees and commissions, expenses of the Offering payable by the Company are estimated to be approximately $135,000. See "Use of Proceeds."


                                 ____________

                             Sage, Rutty & Co., Inc.

              The date of this Prospectus is ________________, ____

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. We also have filed a Registration Statement, including exhibits, which contains more information on our company and the securities offered in this prospectus. You may read and copy this information at the following SEC locations:

Public Reference Room                                    Chicago Regional Office
450 Fifth Street, N.W.                                   City Corp. Center
Room 1024                                                500 West Madison Street
Washington, D.C. 20549                                   Suite 1400
                                                         Chicago, Illinois
                                                         60661-2511

     You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. may be obtained by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains a worldwide website that contains reports, proxy statements and other information about registrants, such as us, that file electronically with the SEC. The address of that website is: http:\\www.sec.gov.

     Purchasers of Debentures will be furnished annual financial statements, including a balance sheet and statement of profit and loss, accompanied by a report of our independent accountants stating that (i) an audit of such financial statements has been made in accordance with generally accepted auditing principles, and (ii) the opinion of the accountants with respect to the financial statements and the accounting principles and practices reflected therein and as to the consistency of the application of the accounting principles, and identifying any matters to which the accountants take exception and stating, to the extent practicable, the effect of each such exception on the financial statements.

                                WHO SHOULD INVEST

     The purchase of the Debentures involves certain risks and, accordingly, is suitable only for persons or entities of adequate means having no need for liquidity in their investment. We have established a minimum suitability standard which requires that an investor either (i) has a net worth of at least $40,000 (exclusive of home, furnishings and automobiles) and had during his last year or estimates that he will have during his current tax year an annual gross income of at least $40,000, or (ii) has a net worth of at least $100,000 (exclusive of home, furnishings and automobiles), or (iii) that he is purchasing in a fiduciary capacity for a person or entity meeting such conditions. In the case of sales to fiduciary accounts, such conditions must be met by the beneficiary of the account. Where the fiduciary is the donor of the funds for investment, the fiduciary must meet the suitability standards.

                                     SUMMARY

     The following summary highlights information contained elsewhere in this prospectus. You should read the summary in conjunction with the more detailed information appearing elsewhere in this document.

     The Company.  Intervest Corporation of New York, sometimes called Intervest
     -----------
Corporation in this document, is a New York corporation which was incorporated in April, 1987. We presently own mortgages on real estate, and intend to acquire additional interests in real estate, including the acquisition and origination of additional mortgages. Substantially all of our mortgages are secured by multi-family apartment buildings. We are a wholly-owned subsidiary of Intervest Bancshares Corporation, which is a bank holding company. Intervest Bancshares Corporation is also the parent company of Intervest National Bank, a national bank with its main office in New York, New York with four branch offices in Clearwater, Florida and one in South Pasadena, Florida. We maintain our offices at 10 Rockefeller Plaza, Suite 1015, New York, New York 10020-1903, and our telephone number is 212-218-2800.

     Securities   Offered.   $7,750,000   principal   amount  of  Series  ______
     --------------------
Subordinated Debentures in three maturities, as follows: $1,750,000 principal amount of Subordinated Debentures, due January 1, 2006, $3,000,000 principal amount of Subordinated Debentures due January 1, 2008, and $3,000,000 principal amount of Subordinated Debentures due January 1, 2010. The three maturities will be offered at the same time and purchasers must specify the maturity or maturities they wish to purchase. At the time of purchase, the purchaser may elect to have interest payable quarterly on the first day of each calendar quarter, or to have interest accrue. Interest on the principal amount of the Debentures will either be paid or will accrue each calendar quarter at the following annual interest rates: 7 1/4% for Debentures maturing January 1, 2006; 7 1/2% for Debentures maturing January 1, 2008; and 7 3/4% for Debentures maturing January 1, 2010. In addition, interest will accrue each calendar quarter on the balance of the accrued interest at the same interest rate. All accrued interest, together with the principal balance, is payable at maturity. The Debentures will be unsecured obligations and will be subordinated to all of our Senior Indebtedness. As of March 31, 2002, we had no Senior Indebtedness. There is no limitation on the amount of Senior Indebtedness which we may issue. We may issue additional unsecured indebtedness which is pari passu with the Debentures. The Debentures will be redeemable, in whole or in part, at any time at our option. See "Description of Debentures."

     Use of  Proceeds.  We will  use  the  net  proceeds  from  the  sale of the
     ----------------
Debentures, after payment of expenses of the Offering, for general corporate purposes, including the origination or purchase of additional mortgages or interests in real estate in accordance with our mortgage investment policy and real estate investment policies. See "Transactions with Management" and "Use of Proceeds."

     Summary Financial Information.  The following summary financial information
     -----------------------------
is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus.


Balance Sheet Summary
                                            March   31,                                 December 31,
                                    --------------------------                  -------------------------------
                                              2002                              2001                      2000
                                              ----                              ----                      ----
                                            (unaudited)                                 (in thousands)
Total Assets                                $89,772                            $83,083                  $74,860
Cash                                         18,953                             16,752                   19,476
Mortgages                                    66,789                             62,647                   51,992
Total Long Term
 Obligations(2)                              78,305                             72,113                   64,347
Stockholder's Equity                         10,114                              9,847                    9,269



Income Statement Summary(1)


                                          Three Months
                                          Ended March 31,                    Year Ended December 31
                                          ---------------                    ----------------------
                                          2002       2001     2001        2000           1999       1998         1997
                                          ---------------   -----------------------------------------------------------
                                            (unaudited)                            (in thousands)
Net Interest Income                       $680       $216    $1,776      $1,597          $2,402    $3,233        $2,304

Non-Interest Income                        338        146     1,151         755             667       350           246

Non-Interest Expenses(3)                   528        460     1,854       1,729           2,017     1,835         1,731

Income (loss) before taxes
   and extraordinary item                  490        (98)    1,073         623           1,052     1,748           819

Provision for Income Taxes                 226        (44)      495         288             480       801           373

Extraordinary item(4)                      ---        ---       ---         ---            (206)      ---           ---

Net income (loss)                          264        (54)      578         129             572       947           446

Ratio of Earnings to fixed charges(5)      1.3        0.9       1.2         1.1             1.1       1.2           1.1

Notes:
-----

(1) Certain reclassifications were made to amounts for 1999 and prior periods to conform to the current period presentation.
(2)  Includes current portion of long-term obligations.
(3)  Includes amortization of deferred debenture offering costs.
(4) Represents a charge, net of taxes, in connection with the early retirement of certain debentures.
(5) The ratio of earnings to fixed charges has been computed by dividing earnings (before the provision for income taxes and fixed charges) by fixed charges. Fixed charges consist of interest incurred during the period and amortization of deferred debenture offering costs.

Risk Factors.  An  investment  in  the  Debentures  involves  certain  risks and
------------
prospective investors should carefully consider the various risk factors. See "Risk Factors."

                                  Risk Factors

You should carefully consider the following factors together with the other matters described or incorporated by reference in this prospectus before deciding whether to purchase debentures in this offering.

     We have not yet identified what investments will be made with the net proceeds we receive in this offering

     We intend to use the net proceeds of this offering to originate or acquire mortgage interests in conformity with our mortgage investment policies and our past practices. We may also acquire other interests in real properties in accordance with our real estate investment policies. As of the date of this prospectus, we have not specified uses of the net proceeds. This is customarily referred to as a blind pool. All determinations concerning the use of the net proceeds will be made by our management. Accordingly, there is a greater degree of uncertainty concerning the return on any investments we might make, than would be the case if specific investments were identified. Holders of our debentures will not have the opportunity to evaluate any mortgages or other real property interests that may be acquired with the proceeds of this offering.

     Investments in junior mortgages and wraparound mortgages may be riskier than investments in senior mortgages

     As of the date of this prospectus we owned 31 junior mortgages, and we may acquire additional junior mortgages in the future. Our junior mortgages constitute approximately 39% of the aggregate principal amount of our mortgages. In the event the owner of mortgaged property securing a junior mortgage owned by us defaults on a senior mortgage secured by the property, the holder of the senior mortgage may independently commence foreclosure proceedings. In the event this occurs, there can be no assurance that we will have funds available to cure the default, assuming this would be our desired course of action, in order to prevent foreclosure. If there is a foreclosure on the senior mortgage, as the owner of the junior mortgage we will only be entitled to share in liquidation proceeds after all amounts due to senior lienholders have been fully paid. Actual proceeds available for distribution upon foreclosure may be insufficient to pay all sums due on the senior mortgage, other senior liens and on our junior mortgage.

     We have in the past and may in the future own "wraparound mortgages". A wraparound mortgage is a mortgage that includes the outstanding principal balance of senior mortgage(s) owed to one or more senior lenders. The holder of a wraparound mortgage is required to make all mortgage payments, when they become due, to each senior mortgagee from the payments received on the wraparound mortgage. Like other junior mortgages, wraparound mortgages involve greater risks than a first mortgage. As of the date of this prospectus we do not own any wraparound mortgages.

     Recovery of non-recourse mortgages is limited to the property itself

     Substantially all of our mortgages are non-recourse. It is expected that most mortgages that we acquire in the future will be non-recourse as well. Under the terms of non-recourse mortgages, the owner of the property subject to the mortgage has no personal obligation to pay the mortgage note which the mortgage secures. Therefore in the event of a default, our ability to recover our investment is solely dependent upon the value of the mortgaged property and the outstanding principal and interest balances of any loans secured by mortgages and liens that are senior in right to us, which must be paid from the net proceeds of any foreclosure proceeding. Any loss we may incur as a result of the foregoing factors may have a material adverse effect on our business, financial condition and results of operations. At March 31, 2002: 6 of the mortgages in our portfolio (representing approximately 16% of the principal balance in our portfolio) allowed recourse against the mortgagor only with respect to liabilities related to tenant security deposits; 35 of the mortgages (representing approximately 65% of the principal balance in our portfolio) allowed recourse against the mortgagor only with respect to liabilities related to tenant security deposits, proceeds from insurance polices, losses arising under environmental laws and losses resulting from waste or acts of malfeasance. 12 loans, representing approximately 17% of the portfolio, are full recourse. The balance of our loans were without any recourse. In addition, at

March 31, 2002, eleven of our mortgages were guaranteed by third parties.

     We may compete with, and we do provide services to, our banking affiliates

     We are a wholly-owned subsidiary of Intervest Bancshares Corporation, a bank holding company with one banking subsidiary. The bank also originates and acquires mortgages. From time to time we may compete with this bank for mortgage opportunities. In addition, we have an agreement with our bank affiliate whereby we render various services. There are conflicts of interest inherent in all our dealings with our affiliates including:

           o our acquisition of mortgages from affiliates or sale of mortgages or mortgage interests to affiliates,
           o our retention of affiliates to perform services for us, including mortgage servicing, and
           o      our retention by affiliates to perform services for them.

     It is unlikely that these conflicts will be resolved by arm's-length bargaining. Matters involving conflicts of interests will be approved or ratified by a majority vote of our board of directors, including a majority of our "independent" directors, who are directors who are neither officers nor employees of ours, in attendance at any meeting considering such matters. No assurance can be given that matters involving conflicts of interests will be resolved in the manner most favorable to holders of our debentures, or that we will pursue, or fully pursue, our rights or remedies against our affiliates. Certain of our directors also have other relationships and/or agreements with us. See "Transactions with Management."

     The debentures are subordinated to other indebtedness, which could limit collectability of the debentures in the event of bankruptcy

     The payment of principal and interest on the debentures is subordinated to the prior payment in full of all of our existing and future senior indebtedness. Consequently, in the event we undergo a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our assets will be available to pay obligations on the debentures only after all of our senior indebtedness has been paid in full. There may not be sufficient assets remaining to pay amounts due on the debentures after such senior indebtedness has been paid. As of March 31, 2002, we had no senior indebtedness. However, neither the debentures nor the indenture limit or restrict our ability to incur senior indebtedness or indebtedness that is pari passu with the debentures. Indebtedness that is pari passu with the debentures has no priority of payment over and is not subordinated in right of payment to the debentures. Accordingly, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, any assets of ours remaining after payment to lenders of senior indebtedness will be paid pro rata among the holders of the debentures and the holders of pari passu indebtedness.

     The underwriter is not obligated to purchase the debentures, which may limit the net proceeds we actually receive in this offering

     No commitment exists on the part of the underwriter to purchase all or any part of the debentures. Consequently, no assurance can be given as to the amount of debentures that will be sold, if any. If at least $6,000,000 of debentures are not sold by ___________, 2002, all subscription funds will be refunded to subscribers, with interest in proportion to the amount paid and without regard to the date paid.

     Absence of public market for the debentures could limit opportunities to sell your debentures in the future

     The debentures are new securities for which there is no trading market. We do not intend to apply for listing of the debentures on any securities exchange or for quotation through an automated quotation system. There is currently no established trading market for previous series of debentures we have issued.

Although there are no restrictions on the transfer of debentures, the absence of an established trading market can make it more difficult to sell or transfer debentures. There can be no assurance that a market may develop in the future, and there can be no assurance as to the ability of holders of debentures to sell their debentures. If such a market were to exist, the debentures could trade at prices that may be higher or lower than their principal amount depending on many factors, including prevailing interest rates, the market for similar debt instruments and our financial performance.

     We have not set aside funds to pay the debentures when they mature

     There is no sinking fund for retirement of the debentures at or prior to their maturity. We anticipate that principal and accrued interest on the debentures will be paid from our working capital, or from the proceeds of a refinancing of the debentures. However, no assurance can be given that we will have sufficient funds available to redeem the debentures at maturity. The debentures are subordinated and unsecured obligations of ours. As a result, if we are unable to redeem the debentures at their maturity, your ability to recover the principal amount of the debentures and any outstanding interest may be limited by the terms and amount of our senior indebtedness and pari passu indebtedness.

     Our assets are heavily concentrated in mortgages on properties located in New York City, accordingly our business and operations are more vulnerable to downturns in the economy of a concentrated geographic area

     Thirty three of the fifty seven mortgage loans in our portfolio are secured by multi-family properties located in the City of New York. These loans represent approximately 65% of the principal balance of our portfolio. Many of these properties are subject to rent control and rent stabilization laws imposed in the City of New York, which limit the ability of the property owners to increase rents. We anticipate that a substantial portion of the real property interests that we may acquire with the net proceeds of this offering are also likely to be located in the New York metropolitan area. Any resulting lack of diversity in the number, type or location of our investments could have a material adverse effect on our business, financial condition or results of operations. While none of the properties underlying our mortgages were directly impacted by the terrorist acts of September 11, 2001, it is impossible to predict the impact such events will have on real estate generally in the City of New York. See "History and Business" and "Management's Discussion and Analysis--Results of Operations."

     Our business will suffer if we do not continually identify and invest in mortgages

     Our success, in large part, depends on our ability to invest most of our assets in mortgages. We may be unable to so invest the optimum percentage of our assets because of a lack of available mortgages that meet our investment criteria. As a result, we may experience lower rates of return from investment of our assets, which could have a material adverse effect on our business, financial condition or results of operations.

     Fluctuations in interest rates and credit terms could adversely affect our ability to collect on mortgage loans having balloon payment features

     Forty  seven  of  the  mortgage  loans  in  our   portfolio,   representing
approximately 82% of the principal balance of our portfolio have balloon payments due at the time of their maturity. We may acquire additional mortgage loans that have balloon payments due at maturity. Volatile interest rates and/or erratic credit conditions and supply of available mortgage funds at the time these mortgage loans mature may cause refinancing by the borrowers to be difficult or impossible, regardless of the market value of the collateral at the time such balloon payments are due. In the event borrowers are unable to refinance these mortgage loans, or in the event borrowers are otherwise unable to make their balloon payments when they become due, such borrowers may default on their mortgage loans, which will have a material adverse effect on our business, financial condition and results of operations.

     Competition may affect our ability to generate desired returns on our investments

     We experience significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts, limited partnerships and other lenders and investors engaged in purchasing mortgages or making real property investments with investment objectives similar in whole or in part to ours. An increase in the general availability of investment funds may increase competition in the making of investments in mortgages and real property. Many of our current and potential competitors have longer operating histories and significantly greater financial and marketing resources. These competitors may be able to offer more favorable credit terms to mortgagors simply because of their resources. Such competition may require that we alter our credit terms, including reduced origination fees, lower interest rates or less restrictive covenants, which may result in a reduction in our expected return on investments and increased exposure to defaults, which could have a material adverse effect on our business, financial condition or results of operations.

     Holders of our debentures will have no say over our management and affairs

     All decisions with respect to our management will be made exclusively by our officers and directors. Holders of our debentures have no right or power to take part in management. Prospective investors will be entirely reliant on our officers and directors and will not be able to evaluate for themselves the merits of proposed mortgage or other real estate investments. Accordingly, no person should purchase debentures unless he or she is willing to entrust all aspects of our management to our officers and directors. See "Management."

     Investments in mortgages and ownership of real property are susceptible to factors outside our control

     All mortgage loans are subject to some degree of risk, including the risk of default by a borrower on the mortgage loan. In addition, an owner of a mortgage may have to foreclose on the mortgage to protect its investment and may thereafter operate the mortgaged property, in which case it is exposed to the risks inherent in the ownership of real estate. A borrower's ability to make payments due under a mortgage loan, and the amount we, as mortgagee, may realize after a default, is dependent upon the risks associated with real estate investments generally, including:

           o      general or local economic conditions,
           o      neighborhood values,
           o      interest rates,
           o      real estate tax rates,
           o      operating expenses of the mortgaged properties,
           o      supply of and demand for rental units,
           o      supply of and demand for properties,
           o ability to obtain and maintain adequate occupancy of the properties,
           o      zoning laws,
           o      governmental rules, regulations and fiscal policies, and
           o      acts of God

     We have little or no control over these risks. As we expand our mortgage portfolio, we may experience in the future some or all of these risks, which may have a material adverse effect on our business, financial condition and results of operations.

     Certain expenditures associated with real estate equity investments, principally real estate taxes and maintenance costs, are not necessarily decreased by events adversely affecting our income from such investments. Therefore, the cost of operating a real property may exceed the rental income earned from such property, and we may have to advance funds in order to protect our investment or we may be required to dispose of the real property at a loss. The above factors could adversely effect our ability to generate revenues, resulting in reduced levels of profitability.

     If we are required to foreclose on mortgages, our return on investment may be less than we expected

     In the event we are required to foreclose on a mortgage or otherwise pursue our remedies in order to protect our investment, there can be no assurance that we will recover funds in an amount equal to our projected return on our investment or in an amount sufficient to prevent a loss to us.

     Our business is affected by prevailing interest rates and the availability of funds

     The real estate industry in general and the kinds of investments which we make in particular may be affected by prevailing interest rates, the availability of funds and the generally prevailing economic environment. The direction of future interest rates and the willingness of financial institutions to make funds available for real estate financing in the future is difficult to predict. The real property underlying any mortgages that may be acquired with the proceeds of this offering and the properties underlying our present mortgage loans will also be affected by prevailing economic conditions and the same factors associated with the ownership of real property, which may effect the ability to collect rent and the borrower's ability to repay, respectively. We cannot predict what effect, if any, prevailing economic conditions will have on our ability to make mortgage loans or on the operations of the property subject to our investments.

     Prepayments of mortgage loans could reduce expected returns on investment

     Although many of our mortgage loans include penalties for prepayment, fluctuating interest rates may provide an incentive for borrowers to prepay their loans. If we are unable to reinvest the proceeds of such prepayments at the same or higher interest rates, our business, financial condition and results of operations may be adversely affected. See "General Risks of Financing on Real Estate."

     Any difficulty in accessing additional capital may prevent us from achieving our business objectives

     To the extent that our available working capital reserves are not sufficient to defray expenses and carrying costs which exceed our income, it will be necessary to attempt to borrow such amounts. Any required additional financing may be unavailable on terms favorable to us, or at all. If additional financing is not available when required or is not available on acceptable terms, we may be forced to liquidate certain investments on terms which may not be favorable to us. We may also be unable to take advantage of investment opportunities or respond to competitive pressures.

     Compliance with environmental laws can be costly

     Federal and state statutes impose liability on property owners and operators for the clean-up or removal of hazardous substances found on their property. Courts have extended this liability to lenders who have obtained title to properties through foreclosure or have become involved in managing properties prior to obtaining title. In addition, these statutes allow the government to place liens for environmental liability against the affected properties, which liens are senior in priority to other liens, including mortgages against the properties. We cannot predict what environmental legislation or regulations will be enacted in the future or how existing or future laws or regulations will be administered or interpreted. Enactment of more stringent laws or regulations or more strict interpretation of existing laws and regulations may require expenditures by us which may be material. We intend to monitor such laws and take commercially reasonable steps to protect ourselves from the impact of such laws; however, there can be no assurance that we will be fully protected from the impact of such laws.

                                 USE OF PROCEEDS

     The net proceeds of the Offering, after payment of underwriting fees and commissions, are estimated at $7,268,750 if the maximum amount ($7,750,000) of the Debentures are sold, and are estimated at $5,580,000 if the minimum amount ($6,000,000) of the Debentures are sold. Such proceeds will be held in trust for the benefit of the purchasers of Debentures, and only used for the purposes set forth herein. After payment of other expenses of the Offering estimated at $135,000, such net proceeds will become part of our working capital and will be used to purchase mortgages or interests in real estate in accordance with our mortgage and real estate investment policies. The following table sets forth the sources and amount of funds which will be available to us upon completion of the Offering and the approximate use of said funds.


                                Minimum                                   Maximum
                           Offering Amount                             Offering Amount
                              ($6,000,000)       Percent                   ($7,750,000)          Percent
                           -----------------     -------               --------------------      -------

SOURCES:

Sale of Debentures            $6,000,000           100%                    $7,750,000              100%
  Total Sources Available     $6,000,000           100%                    $7,750,000              100%
                              ==========================================================================

PROCEEDS:

Underwriting fees and
   commissions                   420,000                                      482,050
Offering expenses                135,000                                      135,000
Working Capital               $5,445,000                                   $6,883,750
                              -------------------------------------------------------------------
         Proceeds             $6,000,000           100%                    $7,750,000         100%
                              ===================================================================


     Pending investment of the net proceeds as specified above, we plan to invest such proceeds in highly liquid sources, such as interest-bearing bank accounts, bank certificates of deposit or other short term money market instruments. It is presently anticipated that such short term investments would be for a period not in excess of six months, although such time could be extended if appropriate mortgages or other interests in real estate are not identified for reinvestment.

     We do not have any present agreements or commitments to acquire any mortgages or interests in real estate with the proceeds from this offering. It is presently anticipated that specified mortgage and/or real estate investments will be identified over the course of approximately 6 months after the completion of the Offering. Selected investments will meet the criteria and characteristics embodied in our present investment policies. See "History of Business - Real Estate Investment Policies and Mortgage Investment Policy". It is not anticipated that any single investment will be in an amount which exceeds ten percent (10%) of our total assets. In no event, will more than ten percent (10%) of the proceeds be used to acquire interests in unimproved and/or non-income-producing property.

     In the event that any real estate that may be acquired is subsequently resold or refinanced, any proceeds received therefrom will become part of our working capital and will be available for reinvestment. Any fees or commissions paid by us to affiliates, or received by us from our affiliates, in connection with any such resale or refinancing, will be on terms comparable with those that would be paid to unaffiliated parties. See "Transactions with Management."

                               MARKET INFORMATION

     We are a wholly-owned subsidiary of Intervest Bancshares Corporation, so that there is no established trading market for our common stock.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Intervest Corporation as of March 31, 2002, and as adjusted to give effect to the sale of the Debentures offered hereby:

                                                                                     As adjusted for the
                                                                                    Sale of the Debentures
                                                                                    ----------------------
                                                                                 Minimum           Maximum
                                            At March 31, 2002                    Offering          Offering
                                            -----------------                    --------          --------

Long Term Debt:
  Debenture Interest Payable
    at Maturity                                 $ 9,554,000                    $ 9,554,000        $ 9,554,000
  Outstanding Debentures                         68,750,000                     68,750,000         68,750,000
  Debentures Offered                                -----                        6,000,000          7,750,000
                                                -----------                    -----------        -----------
                                                 78,304,000                     84,304,000         86,054,000


Stockholders' Equity:
  Common Stock, No Par Value,
    200 shares authorized,
    100 shares issued and
    outstanding                                   2,100,000                      2,100,000          2,100,000
  Additional Paid-in Capital                      3,509,000                      3,509,000          3,509,000
  Retained Earnings                               4,502,000                      4,502,000          4,502,000
                                                -----------                    -----------        -----------
  Total Stockholder's Equity                     10,111,000                     10,111,000         10,111,000
                                                -----------                    -----------        -----------
      Total Capitalization                      $88,415,000                    $94,415,000        $96,165,000
                                                ===========                    ===========        ===========


_____________

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

Intervest Corporation of New York and its wholly owned subsidiaries, Intervest Distribution Corporation and Intervest Realty Servicing Corporation (hereafter referred to as the "Company" on a consolidated basis), is engaged in the real estate business, including the origination and purchase of real estate mortgage loans, consisting of first mortgage, junior mortgage and wraparound mortgage loans.

On March 10, 2000, Intervest Bancshares Corporation (hereafter referred to as the "Parent Company") acquired all the outstanding capital stock of the Company in exchange for shares of the Parent Company's Class A common stock. As a result of the acquisition, the Company became a wholly owned subsidiary of the Parent Company, which is a bank holding company. Former shareholders of the Company are officers and directors of both the Company and the Parent Company. The Parent Company also owns Intervest National Bank, a national bank with its headquarters and full-service banking office located in New York, New York, four full-service banking offices in Clearwater, Florida and one in South Pasadena, Florida.

The Company's results of operations are affected by general economic trends in real estate markets, as well as by trends in the general economy and the movement of interest rates. Since the properties underlying the Company's mortgages are concentrated in the New York City area, the economic conditions in that area also have an impact on the Company's operations.

The Company has historically invested primarily in short-term real estate mortgage loans secured by income producing real property that mature in approximately five years. The properties to be mortgaged are personally inspected by management and mortgage loans are made only on those types of properties where management is knowledgeable as to operating income and expense. The Company generally relies upon management in connection with the valuation of properties. From time to time, however, it may engage independent appraisers and other agents to assist in determining the value of income-producing properties underlying mortgages, in which case the costs associated with such services are generally paid by the mortgagor. The Company does not finance new construction. While the Company has not previously made acquisitions of real property, it may also, from time to time, acquire interests in real property, including fee interests.

The Company's mortgage portfolio is composed predominantly of mortgages on multi-family residential properties, most of which are subject to applicable rent control and rent stabilization statutes and regulations. In both cases, any increases in rent are subject to specific limitations. As such, properties of the nature of those constituting the most significant portion of the Company's mortgage portfolio are not affected by the general movement of real estate values in the same manner as other income-producing properties.

The prepayment of mortgage loans tends to increase during periods of declining interest rates and tends to decrease during periods of increasing interest rates. Certain of the Company's mortgages include prepayment provisions, and others prohibit prepayment of indebtedness entirely. Of the 57 mortgages in the portfolio: five allow prepayment without penalty; four prohibit prepayment; 24 permit prepayment only after passage of a specific period; and 24 permit prepayment after payment of penalties ranging from 0.5% up to 4% of the principal balance.

Comparison of Financial Condition at March 31, 2002 and December 31, 2001

Total assets at March 31, 2002 increased to $89,772,000, from $83,083,000 at December 31, 2001. The increase is primarily attributable to the issuance of subordinated debentures with a principal amount of $5,750,000.

Cash and cash equivalents amounted to $18,953,000 at March 31, 2002, compared to $16,752,000 at December 31, 2001. The increase was primarily attributable to the application of a portion of the proceeds from the sale of debentures to the purchase of short term commercial paper.

Mortgage loans receivable, net of unearned income and allowance for loan losses, amounted to $66,789,000 at March 31, 2002, compared to $62,647,000 at December 31, 2001. The increase was due to new originations exceeding maturities and early repayments of loans. At March 31, 2002 and December 31, 2001, the Company did not have any nonperforming loans.

Deferred debenture offering costs, net of accumulated amortization, increased to $2,575,000 at March 31, 2002, from $2,348,000 at December 31, 2001. The increase was primarily due to issuance of subordinated debentures, which was partially offset by normal amortization.

Total liabilities at March 31, 2002 increased to $79,661,000, from $73,236,000 at December 31, 2001. The increase was primarily due to the issuance of subordinated debentures with a principal amount of $5,750,000, as a result of which subordinated debentures outstanding at March 31, 2002 increased to $68.75 million, from $63 million at December 31, 2002. Debenture interest payable increased to $9,554,000 at March 31, 2002, from $9,113,000 at December 31, 2001 primarily as a result of the accrual of interest on outstanding debentures.

Stockholder's equity increased to $10,111,000 at March 31, 2002, from $9,847,000 at year-end 2001. The increase was due to net income of $264,000 for the three-months ended March 31, 2002.

Comparison of Financial Condition at December 31, 2001 and December 31, 2000

Total assets at December 31, 2001 increased to $83,083,000, from $74,860,000 at December 31, 2000. The increase is primarily reflected in new loan originations funded by the sale of debentures.

Cash and cash equivalents decreased to $16,752,000 at December 31, 2001, from $19,476,000 at December 31, 2000. This decrease was due to the funding of new loans.

Mortgage loans receivable, net of unearned income and allowance for loan loss reserves, amounted to $62,647,000 at December 31, 2001, compared to $51,992,000 at December 31, 2000. At December 31, 2001 and 2000, the Company did not have any loans on a nonaccrual status. The Company's policy is to discontinue the accrual of interest income and classify a loan as nonaccrual when principal or interest is past due 90 days or more and the loan is not adequately collateralized and in the process of collection, or when in the opinion of the Company's management, principal or interest is not likely to be paid in accordance with the terms of the loan.

Management's periodic evaluation of the need for or adequacy of the allowance for loan loss reserves is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying collateral and other relevant factors. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows expected to be received on any impaired loans that may be susceptible to significant change. An allowance for loan losses was established by the Company in the fourth quarter of 2001 and amounted to $18,000 at December 31, 2001. An allowance was not maintained at any time during 2000 or 1999. Although management believes it uses the best information available to make determinations with respect to the need for and amount of the allowance, future adjustments may be necessary if economic conditions, or other factors, differ from those assumed.

Deferred debenture offering costs, net of accumulated amortization, decreased to $2,348,000 at December 31, 2001, from $2,397,000 at December 31, 2000. The decrease was primarily due to normal amortization of $662,000 which was mostly offset by additional deferred costs associated with the issuance of new debentures in 2001.

Total liabilities at December 31, 2001 increased to $73,236,000, from $65,591,000 at December 31, 2000. The increase primarily reflected an increase in debentures. Subordinated debentures outstanding at December 31, 2001 increased to $63,000,000, from $57,150,000 at December 31, 2000. This increase is a result of the issuance of series 8/1/01 debentures in the principal amount of $7,250,000, partially offset by the maturity of $1,400,000 in the principal amount of debentures.

Stockholder's equity increased to $9,847,000 at December 31, 2001, from $9,269,000 at December 31, 2000. The increase was due to net income for 2001 of $578,000.

Comparison  of Results of  Operations  for the Quarter  Ended March 31, 2002 and
2001

The Company recorded net income of $264,000 for the first quarter of 2002, compared to a net loss of $54,000 for the first quarter of 2001.

Interest income was $1,981,000 for the quarter ended March 31, 2002, compared to $1,833,000 for the same period a year ago. The increase of $148,000 was primarily due to an increase in mortgage loans, which was partially offset by a decrease in rates on new mortgage loans, repayments of higher-yielding loans and lower rates earned on short-term investments.

Interest expense on debentures was $1,301,000 for the quarter ended March 31, 2002, compared $1,617,000 for the same period of 2001. The decrease of $316,000 was primarily due to interest rate decreases on floating-rate debentures. The floating-rate debentures are indexed to the JP Morgan Chase Prime Rate, which decreased by 475 basis points from the quarter ended March 31, 2001 to the quarter ended March 31, 2002. The effect of the decrease in rates was partially offset by interest expense on a higher level of subordinated debentures.

Amortization of deferred debenture offering costs was $190,000 for the quarter ended March 31, 2002, compared to $157,000 for the same period of 2001. The increase of $33,000 reflected the increased amount of debentures outstanding.

General and administrative expenses increased to $338,000 for the quarter ended March 31, 2002, from $303,000 for the same period of 2001. The increase primarily reflected an increase in the provision for loan losses of $18,000 and an increase in compensation and benefits expense of $14,000.

Income tax expense for the quarter ended March 31, 2002 amounted to $226,000 compared to a tax benefit of $44,000 for the quarter ended March 31, 2001. The Company's effective tax rate was 46% and 45% for the 2002 and 2001 periods, respectively.

Comparison  of Results of  Operations  for the Year Ended  December 31, 2001 and
2000

The Company had net income of $578,000 in 2001, compared to net income of $129,000 in 2000. The increase in earnings was primarily due to: an increase in gain on early repayment of mortgages of $242,000, an increase in net interest income of $212,000 and a $172,000 increase in service fee income received from

Intervest National Bank. These increases were partially offset by a $159,000 increase in general and administrative expenses.

Total interest income was $7,625,000 in 2001, compared to $8,519,000 in 2000. The decrease of $894,000 was mostly due to declines in market interest rates during 2001.

Total noninterest income was $1,151,000 in 2001, compared to $755,000 in 2000. The increase of $396,000 was due to an increase of $242,000 in gains on early repayment of mortgages and an increase of $172,000 in service fee income received from Intervest National Bank.

Interest expense on debentures was $5,849,000 in 2001, compared to $6,922,000 in 2000. The decrease of $1,073,000 was primarily due to interest rate decreases on various floating-rate debentures tied to the JP Morgan Chase Bank prime rate, which decreased a total of 475 basis points during 2001.

Amortization of deferred debenture offering costs was $662,000 in 2001, compared to $714,000 in 2000. The decrease reflected the retirement of various debentures partially offset by new issues in 2001 and 2000.

General and administrative expenses aggregated $1,174,000 in 2001, compared to $1,015,000 in 2000. The increase of $159,000 was primarily the result of an increase in salary expense due to salary increases and additional staff.

The provision for income taxes amounted to $495,000 and $288,000 for 2001 and 2000, respectively. The provision represented 46% of pretax income for each period.

The extraordinary charge of $206,000 represents $382,000 of unamortized deferred debenture offering costs that was charged to expense in the second quarter of 2000 in connection with the earlier retirement of debentures, less a related tax benefit of $176,000.

Comparison  of Results of  Operations  for the Year Ended  December 31, 2000 and
1999

The Company had net income of $129,000 in 2000, compared to net income of $572,000 in 1999. The decline in earnings was primarily due to an extraordinary charge, net of taxes, of $206,000, in connection with the early retirement of debentures, as well as a lower level of interest income from mortgage loans. These items were partially offset by a decline in interest expense on debentures.

Total interest income was $8,519,000 in 2000, compared to $10,552,000 in 1999. The decrease of $2,033,000 was due to declines in the average balance of mortgage loans (due to principal repayments exceeding new originations) and short-term investments outstanding. These declines were partially offset by interest rate increases on floating-rate mortgage loans and higher yields earned on short-term investments.

Total noninterest income was $755,000 in 2000, compared to $667,000 in 1999. The increase of $88,000 was due to an increase in service fee income received from Intervest National Bank.

Interest expense on debentures was $6,922,000 in 2000, compared $8,150,000 in 1999. The decrease of $1,228,000 was due to a decline in the average balance of debentures outstanding (resulting from retirements exceeding new issues), offset in part by interest rate increases on various floating-rate debentures tied to the JPMorgan Chase Bank prime rate. This rate increased six times from June 30, 1999 to June 30, 2000 for a total of 175 basis points.

Amortization of deferred debenture offering costs was $714,000 in 2000, compared
to  $899,000  in  1999.  The  decrease   reflected  the  retirement  of  various
debentures.

General and administrative expenses aggregated $1,015,000 in 2000, relatively unchanged from $1,118,000 in 1999.

The provision for income taxes amounted to $288,000 and $480,000 for 2000 and 1999, respectively. The provision represented 46% of pretax income for each period.

The extraordinary charge of $206,000 represents $382,000 of unamortized deferred debenture offering costs that was charged to expense in the second quarter of 2000 in connection with the earlier retirement of debentures, less a related tax benefit of $176,000.

Liquidity and Capital Resources

The Company manages its liquidity position on a daily basis to assure that funds are available to meet operations, lending commitments and the repayment of debentures. The Company's principal sources of funds have consisted of borrowings (through the issuance of its subordinated debentures), mortgage repayments and cash flow generated from ongoing operations. For information about the cash flows from the Company's operating, investing and financing activities, see the consolidated statements of cash flows in this report.

At March 31, 2002, the Company's total commitment to lend was approximately $6,525,000. The Company considers its current liquidity and sources of funds sufficient to satisfy its outstanding lending commitments and its maturing liabilities.

Asset and Liability Management

Interest rate risk arises from differences in the repricing of assets and liabilities within a given time period. The Company uses "gap analysis," which measures the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a given time period, to monitor its interest rate sensitivity. An asset or liability is normally considered to be interest-rate sensitive if it will reprice or mature within one year or less. The interest-rate sensitivity gap is the difference between interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within a one-year time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. Conversely, a gap is considered negative when the opposite is true.

During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If the repricing of the Company's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

A simple interest rate gap analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates for the following reasons. Income associated with interest-earning assets and costs associated with interest bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in market rates. The ability of many borrowers to service their debts also may decrease in the event of an interest-rate increase.

The Company has a "floor," or minimum rate, on many of its floating-rate loans. The floor for each specific loan is determined in relation to the prevailing market rates on the date of origination and most adjust upwards in the event of increases in the loan's interest rate.

Notwithstanding all of the above, there can be no assurances that a sudden and substantial increase in interest rates may not adversely impact the Company's earnings, to the extent that the interest rates borne by assets and liabilities do not change at the same speed, to the same extent, or on the same basis.

The following table summarizes information relating to the Company's interest-earning assets and interest-bearing liabilities as of March 31, 2002, that are scheduled to mature or reprice within the periods shown. Floating-rate loans which are subject to adjustment at any time are included in the 0-3 month period rather than in the period in which the loans mature. Fixed-rate loans are scheduled, including repayments, according to their contractual maturities.


($ in thousands)                                               0-3            4-12          Over 1-4        Over 4
                                                             Months          Months          Years           Years           Total
------------------------------------------------------------------------------------------------------------------------------------
Floating- rate loans                                        $ 56,676              -        $    342         $     -        $ 57,018
Fixed- rate loans                                                877              -           6,589           3,222          10,688
------------------------------------------------------------------------------------------------------------------------------------
Total loans                                                   57,553              -           6,931           3,222          67,706
Short-term investments                                        17,724              -               -               -          17,724
------------------------------------------------------------------------------------------------------------------------------------
Total rate-sensitive assets                                 $ 75,277              -        $  6,931        $  3,222        $ 85,430
------------------------------------------------------------------------------------------------------------------------------------

Debentures payable                                          $ 41,500       $  3,900        $ 10,100        $ 13,250        $ 68,750
Accrued interest on debentures                                 5,908          1,074           1,738             834           9,554
------------------------------------------------------------------------------------------------------------------------------------
Total rate-sensitive liabilities                            $ 47,408       $  4,974        $ 11,838        $ 14,084        $ 78,304
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
GAP (repricing differences)                                 $ 27,869       $ (4,974)       $ (4,907)       $(10,862)       $  7,126
------------------------------------------------------------------------------------------------------------------------------------
Cumulative GAP                                              $ 27,869       $ 22,895        $ 17,988        $  7,126        $  7,126
------------------------------------------------------------------------------------------------------------------------------------
Cumulative GAP to total assets                                  31.0%          25.5%           20.0%            7.9%            7.9%
------------------------------------------------------------------------------------------------------------------------------------


Impact of Inflation and Changing Prices

The financial statements and related financial data concerning the Company presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.

The primary impact of inflation on the operations of the Company is reflected in increased operating costs. Virtually all of the assets and liabilities of the Company are monetary in nature. As a result, changes in interest rates have a more significant impact on the performance of the Company than do the effects of changes in the general rate of inflation and changes in prices. Additionally, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.

In a rising rate environment, it is possible that the Company would have to devote a higher percentage of the interest payments it receives from its fixed-rate mortgages to meet the interest payments due on variable-rate Debentures. However, it should be noted that the interest rate on variable-rate Debentures is limited to a maximum of 12%.

Quantitative and Qualitative Disclosures about Market Risk

Market risk is the risk of loss from adverse changes in market prices and interest rates. The Company's market risk arises primarily from interest rate risk inherent in its lending and debenture-selling activities. The Company has not engaged in and accordingly has no risk related to trading accounts, commodities or foreign exchange. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on-and off-balance sheet transactions are aggregated, and the resulting net positions are identified. Disclosures about the fair value of financial instruments as of December 31, 2001 and 2000, which reflect changes in market prices and rates, can be found in note 12 of the notes to consolidated financial statements. Management believes that there have been no significant changes in the Company's market risk exposure since December 31, 2001.

Management actively monitors and manages the Company's interest rate risk exposure. The primary objective in managing interest rate risk is to limit, within established guidelines, the adverse impact of changes in interest rates on the Company's net interest income and capital. For a further discussion, see the section "Asset and Liability Management."

                  SELECTED FINANCIAL INFORMATION OF THE COMPANY

     The table below presents selected consolidated financial data. This data should be read in conjunction with, and are qualified in their entirety by, the Consolidated Financial Statements and the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus. The selected consolidated financial data for the years ended December 31, 1997 through December 31, 2001 are derived from our audited consolidated financial statements. The consolidated financial data for the quarters ended March 31, 2002 and 2001, are derived from our unaudited interim financial statements. The unaudited financial statements have been prepared on substantially the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such periods. Historical results are not necessarily indicative of the results to be expected in the future, and results of interim periods are not necessarily indicative of results for the entire year.

                                             At and for the
                                             Three Months
                                             Ended March 31,                    At or For The Year Ended December 31,
                                             -------------------                -------------------------------------
($ in thousands)                               2002        2001        2001      2000        1999       1998        1997
                                             -------------------      ---------------------------------------------------
                                                 (unaudited)
Financial Condition Data:
Total Assets                                 $ 89,772     74,106      83,083   $ 74,860     $98,740    $99,605   $ 95,262
Cash and short-term investments                18,953     16,075      16,752     19,476      30,754     27,452     15,622
Loans receivable, net of
   deferred fees                               66,825     54,775      62,665     51,992      63,290     67,251     74,007
Allowance for loan losses                          36         --          18         --          --         --         --
Subordinated debentures and related
   interest payable (1)                        78,304     63,330      72,113     64,347      84,600     85,791     82,966
Stockholder's equity                           10,111      9,215       9,847      9,269      12,140     11,568     10,522

Operations Data:
Interest income                                 1,981      1,833       7,625   $  8,519     $10,552    $11,743   $ 10,485
Gain on early repayment of
mortgages receivable                               35          4         582        340         369        291        215
Other income                                      303        142         569        415         298         59         31
                                             --------     ------      ------   --------     -------    -------   --------
Total revenues                                  2,319      1,979       8,776      9,274      11,219     12,093     10,731
                                             --------     ------      ------   --------     -------    -------   --------
Interest expense                                1,301      1,617       5,849      6,922       8,150      8,510      8,181
Amortization of deferred
debenture offering costs                          190        157         662        714         899        891        958
General and administrative expenses               338        303       1,192      1,015       1,118        944        773
                                             --------     ------      ------   --------     -------    -------   --------
Total expenses                                  1,829      2,077       7,703      8,651      10,167     10,345      9,912
                                             --------     ------      ------   --------     -------    -------   --------
Earnings before income taxes and
   extraordinary item                             490        (98)      1,073        623       1,052      1,748        819
Provision for income taxes                        226        (44)        495        288         480        801        373
                                             --------     ------      ------   --------     -------    -------   --------
Income before extraordinary item                  264        (54)        578        335         572        947        446
Extraordinary item, net of taxes (2)              ---       ----        ----       (206)        ---        ---        ---
                                             --------     ------      ------   --------     -------    -------   --------
Net income (loss)                                 264        (54)        578   $    129     $   572    $   947   $    446
                                             --------     ------      ------   --------     -------    -------   --------
Ratios and Other Data
Ratio of earnings to fixed charges(3)             1.3        0.9         1.2        1.1         1.1        1.2        1.1
Dividends paid                                     --         --          --   $  3,000
                                                                                            -------    -------   --------

----------

(1)      Includes current portions of obligations.
(2) Represents a charge, net of taxes, in connection with the early retirement of debentures.
(3) The ratio of earnings to fixed charges has been computed by dividing earnings (before the provision for income taxes and fixed charges) by fixed charges. Fixed charges consist of interest expense incurred during the period and amortization of deferred debenture offering costs.

                              HISTORY AND BUSINESS

Intervest Corporation of New York

     Intervest Corporation of New York (sometimes called Intervest Corporation) was incorporated under the laws of the State of New York in April, 1987. In March of 2000, Intervest Bancshares Corporation, a bank holding company, acquired all of the outstanding shares of Intervest Corporation. Former shareholders of Intervest Corporation are officers and directors of both Intervest Bancshares Corporation and Intervest Corporation. The principal offices of Intervest Corporation are located at 10 Rockefeller Plaza, Suite 1015, New York, New York 10020-1903, and its telephone number is 212-218-2800. Intervest Corporation presently owns mortgages on real estate, and intends to acquire and originate additional mortgages on real estate. The proceeds of this offering will be used to acquire or originate additional mortgages on real estate or to acquire and retain interests in real property. Intervest
Corporation may in the future engage in any aspect of the real estate and mortgage finance business.

     Intervest Corporation also has two wholly-owned subsidiaries. See "History and Business- Subsidiaries."

Property to be Acquired from Net Proceeds of Offering

     Intervest Corporation plans to apply the net cash proceeds of the offering to the acquisition of additional mortgages and/or interests in real estate. See "Use of Proceeds."

Present Business

     Intervest Corporation is engaged in the real estate business and has historically invested primarily in real estate mortgage loans secured by income producing real property. A substantial portion of the loans made by Intervest Corporation are loans with terms of up to approximately five years. Such transactions typically require an understanding of the underlying real estate transaction and rapid processing and funding as a principal basis for competing in the making of these loans. Intervest Corporation does not finance new construction.

     Intervest Corporation owns a portfolio of mortgages on improved real property. The aggregate outstanding principal balance at March 31, 2002 due on such mortgages was approximately $66.8 million, after adjusting for unearned income of $881,000. For financial statement reporting purposes, all mortgages contributed or sold to Intervest Corporation by affiliates have been recorded at the historical cost of the affiliate. The historical cost of the mortgage loan which originated in connection with the sale of real estate includes a discount to reflect an appropriate market interest rate at the date of origination. Certain of Intervest Corporation's real estate mortgage loans bear interest at a fixed rate. The balance of such loans bear interest at fluctuating rates. As of March 31, 2002, approximately 16% of Intervest Corporation's mortgage portfolio was comprised of fixed rate mortgages.

     At March 31, 2002, approximately 77% of the outstanding principal amount of Intervest Corporation's loans (net of discounts) were secured by properties located in the greater New York metropolitan area. The balance of Intervest Corporation's loans are secured by properties located in Connecticut, Florida, Georgia, New Jersey, Upstate New York, Pennsylvania and Virginia.

     At March 31, 2002, Intervest Corporation's portfolio consisted of 57 real estate mortgage loans. Of the principal amount of real estate loans outstanding at that date, 61% represented first mortgage loans and 39% represented junior mortgage loans. Of the junior mortgage loans, which aggregated approximately $26.5 million in outstanding principal amount at March 31, 2002, the prior liens on the property underlying those mortgages had an outstanding principal balance of approximately $88.4 million.

     Table 1 below presents, as of March 31, 2002, certain information regarding each of Intervest Corporation's mortgages. All of the mortgages on the table that have matured have been paid in full.

                          TABLE OF MORTGAGES RECEIVABLE
                                 March 31, 2002
                                ($ In thousands)

                                                 Outstanding                    Loan             Maturity          Stated
           Adress of Property                     Principal    State            Type               Date         Interest Rate
           ------------------                     ---------    -----            ----               ----         -------------

Rt 234 and Coverstone Drive, Manassas                  90        VA              C               12/01/05             6.50%
104 Main Street, New City                             159        NY              C               12/08/10             6.20%
850 Ridge Road East, Irondequoit                      210        NY              C               12/01/12             7.20%
2860 Chandler Rd/6623 Tara, Blvd, Decatur             400        GA              C               04/01/13             8.50%
Grand Concourse/Mosholu Parkway, Bronx              1,873        NY              M               11/01/12            11.00%
113 Jane Street, New York                           2,968        NY              C               02/01/04             9.00%
2816 Heath Avenue, Bronx                              964        NY              M               01/01/11            12.75%
682 9th Ave/361 West 47th St, New York                605        NY              M               05/29/03            11.00%
115-117 West 197th Street, Bronx                    1,860        NY              M               06/01/13            12.00%
2980 Valentine Avenue, Bronx                        1,649        NY              M               11/01/11            12.75%
3150 Rochambeau Avenue, Bronx                       4,353        NY              M               11/01/13            13.50%
336-348 East 18th Street, New York                  1,894        NY              M               12/02/02             9.50%
52 Barrow Street, New York                            876        NY              M               03/30/02             8.13%
903-05-11 Asylum Avenue, Hartford                     156        CT              M                   Open            13.50%
164-166 West 75th Street, New York                  2,784        NY              M               10/01/05            11.50%
459 Washington Street, New York                     5,168        NY              M                   Open            11.50%
41 Joralemon St & Pierrepont St, Brooklyn             840        NY              M               09/03/02            11.00%
6 Manhattan Properties                                987        NY              M               03/01/03            10.50%
55,59 &61,63 Delancey Street, New York              1,588        NY              M               04/01/04            10.50%
10601 Decatur Road, Philadelphia                    1,796        PA              M               04/01/03            10.50%
25 Jay Street,  Brooklyn                            2,678        NY              M               10/01/02             9.00%
3 East 63rd Street, New York                          895        NY              M               05/01/03            10.50%
140 7 Avenue & 404 E 66 Street, New York            2,169        NY              M               04/01/04            10.50%
450 9th Ave, New York                                 193        NY              M               06/01/09             8.00%
939, 941- 2 Ave, 250 E50 Street, New York           2,481        NY              M               06/01/03             9.00%
336-348 East 18th Street, New York                    348        NY              M               12/02/02            10.50%
508 South Habana Avenue, Tampa                        341        FL              C               07/01/09             7.00%
508 South Habana Avenue, Tampa                        492        FL              C               06/01/04            10.50%
Lowery Place, Newington                             1,489        CT              M               10/01/02             9.00%
221, 229 & 231 Parkville Ave. Brooklyn                622        NY              M               08/01/02             9.50%
231 First Avenue, New York.                           896        NY              M               08/01/02            10.50%
24 Commerce Street, Newark.                         4,475        NJ              C               02/01/03             9.50%
24 Commerce Street, Newark.                         3,282        NJ              C               02/01/03             9.50%
910 Southern Boulevard, Bronx                         695        NY              M               10/01/02            10.50%
32 Fourth Avenue., Brooklyn                           299        NY              C               08/01/02            10.75%
1410 72nd street. Philadelphia                        109        PA              M               09/01/04            10.75%
1182 &86 Putnam & 564 Evergreen, Brooklyn             149        NY              M               11/01/02            10.50%
1973 & 1985 Highway 34, Wall Township                 396        NJ              C               10/01/04             9.00%
565-571 West 175th Street, New York                   233        NY              M               09/01/04            10.00%
200-14 East 17 th Street, Brooklyn                    722        NY              M               09/01/04            10.50%
200-14 East 17 th Street, Brooklyn                  1,178        NY              M               10/01/04             7.88%
639-645 West 207th Street, New York                   259        NY              M               10/01/04            10.00%
35 Harmon place, New York                             299        NY              M               12/01/05            10.00%
1725 N.E.36th Avenue, Ocala                           250        FL              M               12/01/03            12.00%
65 West 36th Street, New York                       2,296        NY              C               01/01/05            11.00%
65 West 36th Street, New York                       2,194        NY              C               01/01/05             6.88%
142 Sullivan Street, New York                       1,196        NY              M               01/01/05            11.00%
115-117 West 197th Street, Bronx                      297        NY              M               02/01/08            11.00%
560 NW 7th, 561 NW 6th &  NW 8th, Miami               165        FL              M               02/01/04            12.00%
12 East 72nd street, New York                       1,748        NY              M               02/01/05            11.00%
University Square & Curry Ford East, Orlando          750        FL              C               02/01/04            11.00%
200-300 White Horse Road, Voorhes                     240        NJ              C               08/01/04            11.00%
1250 Skipper Road, Tampa                              500        FL              M               03/01/04             9.00%
358 W127, 118 W137, Leonx Ave, New York               325        NY              M               03/01/07            11.00%
550 Smithtown by-pass, Hauppauge                      150        NY              C               03/01/07            11.00%
8216-28 & 8231-8239 Frankford Ave, Philadelphia       175        PA              M               03/01/05            11.00%
308-312 West 30 th Street., New York                1,500        NY              M               04/01/05            11.00%

                                          ---------------
                                                   67,706
                                          ===============
C = Commercial
M = Multi-family

Future Business Operations

     Intervest Corporation plans to continue to engage in the real estate business, including the acquisition and origination of mortgages. Such mortgages may be purchased from affiliates of Intervest Corporation or from unaffiliated parties. It is anticipated that such mortgages will be acquired or originated using the proceeds of additional debenture offerings and/or internally generated funds.

     Intervest Corporation does not presently own any equity interests in real property nor has it acquired any equity interest in real property since the date it commenced business. However, the proceeds from this offering may be applied to such an acquisition and Intervest Corporation may purchase additional equity interests in real property in the future or it may acquire such an equity interest pursuant to a foreclosure upon a mortgage held by it.

     Intervest Corporation's mortgage loans may include: (i) first mortgage loans; (ii) junior mortgage loans; and (iii) wraparound mortgage loans.

     Intervest Corporation's mortgage loans will generally be secured by income-producing properties. In determining whether to make mortgage loans, Intervest Corporation will analyze relevant real property and financial factors which may in certain cases include such factors as the condition and use of the subject property, its income-producing capacity and the quality, experience and creditworthiness of the owner of the property. Intervest Corporation's mortgage loans will generally not be personal obligations of the borrower and will not be insured or guaranteed by governmental agencies or otherwise.

     Intervest Corporation makes both long-term and short-term mortgage loans. Intervest Corporation anticipates that generally its mortgage loans will provide for balloon payments due at the time of their maturity.

     With respect to the acquisition of equity interests in real estate, Intervest Corporation may acquire and retain title to properties either directly or through a subsidiary or other affiliates.

     While no such transactions are presently pending, Intervest Corporation would, in appropriate circumstances, consider the expansion of its business through investments in or acquisitions of other companies engaged in real estate or mortgage business activities.

Real Estate Investment Policies

     While Intervest Corporation has not to date made acquisitions of real property or managed income- producing property, its management has had substantial experience in the acquisition and management of properties and, in particular, multifamily residential properties.

     Real property that may be acquired will be selected by management of Intervest Corporation. The Board of Directors of Intervest Corporation has not adopted any formal policies regarding the percentage of Intervest Corporation's assets that may be invested in any single property, or in any type of property, or regarding the geographic location of properties that may be acquired. No vote of any securities holders of Intervest Corporation is necessary for any investment in real estate.

     Intervest Corporation anticipates that any equity interests it may acquire will be in income-producing properties, primarily multi-family residential properties located in the New York metropolitan area. The acquisition of real estate may be financed in reliance upon working capital, mortgage financing or a combination of both. It is anticipated that properties selected for acquisition would have potential for appreciation in value. While such properties would typically generate cash flow from rentals, it is anticipated that income from properties will generally be reinvested in capital improvements to the properties.

     While Intervest Corporation would maintain close supervision over any properties that it may own, independent managing agents may be engaged when deemed appropriate by management. All such properties would, as a matter of policy, be covered by property insurance in amounts deemed adequate in the opinion of management.

Mortgage Investment Policy

     Intervest Corporation's current investment policy related to mortgages emphasizes investments in short-term real estate mortgages secured by income producing real property, located primarily in the greater New York metropolitan area.

     The properties to be mortgaged are personally inspected by management and mortgage loans are made only on those types of properties where management is knowledgeable as to operating income and expense. Intervest Corporation generally relies upon its management in connection with the valuation of properties. From time to time, however, it may engage independent appraisers and other agents to assist in determining the value of income-producing properties underlying mortgages, in which case the cost associated with such services are generally paid by the mortgagor.

     Future investments in mortgages will be selected by management of Intervest Corporation. The Board of Directors of Intervest Corporation has not adopted any formal policy regarding the percentage of Intervest Corporation's assets which may be invested in any single mortgage, or in any type of mortgage investment, or regarding the geographic location of properties on which the mortgages owned by Intervest Corporation are liens. However, it is the present intention of the management of Intervest Corporation to maintain the diversification of the portfolio of mortgages owned by Intervest Corporation. No vote of any security holders of Intervest Corporation is necessary for any investment in a mortgage.

     Intervest Corporation anticipates that it will acquire or originate senior and junior mortgages, primarily on multifamily residential properties. Intervest Corporation anticipates that the amount of each mortgage it may acquire in the future will not exceed 85% of the fair market value of the property securing such mortgage. Such mortgages generally will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured in any way. Intervest Corporation requires that all mortgaged properties be covered by property insurance in amounts deemed adequate in the opinion of management. Intervest Corporation also acquires or originates mortgages which are liens on other types of properties, including land and commercial and office properties, and may resell mortgages.

Temporary Investments by Affiliates on Behalf of Intervest Corporation

     An affiliate of Intervest Corporation may make a mortgage loan or purchase a mortgage in its own name and temporarily hold such investment for the purpose of facilitating the making of an investment by Intervest Corporation, provided that any such investment is acquired by Intervest Corporation at a cost no greater than the cost of such investment to the affiliate plus carrying costs and provided there is no other benefit to the affiliate arising out of such transaction from compensation otherwise than as permitted by this Prospectus.

Certain Characteristics of Intervest Corporation's Mortgage Investments

     Mortgages typically provide for periodic payments of interest and, in some cases, principal during the term of the mortgage, with the remaining principal balance and any accrued interest due at the maturity date. The majority of the mortgages owned by Intervest Corporation provide for balloon payments at maturity, which means that a substantial part or all of the original principal of the mortgage is due in one lump sum payment at maturity. The property on which the mortgage is a lien provides the security for the mortgage. If the net revenue from the property is not sufficient to make all debt service payments due on mortgages on the property, or if at maturity or the due date of any balloon payment the owner of the property fails to raise the funds to make the payment (by refinancing, sale or otherwise), Intervest Corporation could sustain a loss on its investment in the mortgage. To the extent that the aggregate net revenues from Intervest Corporation's mortgage investments are insufficient to provide funds equal to the payments due under Intervest Corporation's debt obligations, including the Debentures, then Intervest Corporation would be required to utilize its working capital for such purposes or otherwise obtain the necessary funds from outside sources. No assurance can be given that such funds would be available to Intervest Corporation.

     With respect to any wraparound mortgages which may be originated by Intervest Corporation in the future, such wraparound mortgages are generally negotiated and structured on an individual, case by case basis, and may be structured to include any or all of the following provisions:

                  (i) Intervest Corporation may lend money to a real property owner who would be obligated to repay the senior underlying mortgage debt as well as the new wraparound indebtedness owed to Intervest Corporation.

                  (ii) Intervest Corporation may legally assume the obligation to make the payments due on the senior underlying mortgage debt.

                  (iii) The real property owner-debtor may agree to make payments to Intervest Corporation in satisfaction of both the senior underlying mortgage debt and the new wraparound indebtedness owed to Intervest Corporation.

                  (iv) Intervest Corporation may receive a mortgage on the real property to secure repayment of the total amount of indebtedness (wraparound indebtedness and the senior underlying mortgage indebtedness).

     The mortgages owned by Intervest Corporation that are junior mortgages are subordinate in right of payment to senior mortgages on the various properties. Intervest Corporation generally relies upon its management in connection with the valuation of properties. From time to time, however, it may engage independent appraisers and other agents to assist in determining the value of income-producing properties underlying mortgages. In all cases, in the opinion of management, the current value of the underlying property collateralizing the mortgage loan is in excess of the stated amount of the mortgage loan. Therefore, in the opinion of management of Intervest Corporation, each property on which a mortgage owned by Intervest Corporation is a lien constitutes adequate collateral for the related mortgage loan. Accordingly, in the event the owner of a property fails to make required debt service payments, management believes that, based upon current value, upon a foreclosure of the mortgage and sale of the property, Intervest Corporation would recover its entire investment.
However, there can be no assurance that the current value of the underlying property will be maintained.

Loan Loss Experience and Allowance for Loan Loss Reserves

     For financial reporting purposes, Intervest Corporation considers a loan as delinquent or non- performing when it is contractually past due 90 days or more as to principal or interest payments. Intervest Corporation evaluates its portfolio of mortgage loans on an individual basis, comparing the amount at which the investment is carried to its estimated net realizable value. Intervest Corporation has experienced only a single default in its history (in which no loss of principal was sustained). At March 31, 2002, December 31, 2001 and 2000, Intervest Corporation did not have any nonperforming assets or impaired loans.

     The Company monitors its loan portfolio to determine the appropriate level for loan loss reserves based on various factors. The allowance for loan losses is netted against loans receivable and is increased by provisions charged to operations and decreased by charge-offs (net of recovery). The adequacy of the allowance is evaluated periodically with consideration given to the nature and volume of the loan portfolio, overall portfolio quality, loan concentrations, specific problem loans and commitments and estimates of fair value thereof, historical charge-offs and recoveries, adverse situations which may affect the borrower's ability to repay, and management's perception of the current and anticipated economic conditions in the Company's lending areas. The balance of the allowance for loan losses was $36,000 at March 31, 2002 and $18,000 at December 31, 2001.

Tax Accounting Treatment of Payments Received on Mortgages

     Intervest Corporation derives substantially all of its cash flow from debt service payments which it receives on mortgages owned by it. The tax accounting treatment of such debt service payments, as income or return of capital, depends on the particular mortgage. In the case of mortgages which pay interest only, the entire debt service payment prior to maturity received by Intervest Corporation is treated as income and the repayment of principal is generally considered a return of capital. In the case of mortgages which include amortization of principal in the debt service payment received by Intervest Corporation, the amount representing amortization of principal is generally treated as a return of capital for tax accounting purposes.

Financial Accounting Treatment of Payments Received on Mortgages

     For financial reporting purposes, Intervest Corporation's basis in mortgages originated in connection with real estate sale transactions is less than the face amount outstanding. This difference is attributable to discounts recorded by Intervest Corporation to reflect a market rate of interest at the date the loans were originated. These discounts will be amortized over the lives of the mortgages.

Effect of Government Regulation

     Investment in mortgages on real properties presently may be impacted by government regulation in several ways. Residential properties may be subject to rent control and rent stabilization laws. As a consequence, the owner of the property may be restricted in its ability to raise the rents on apartments. If real estate taxes, fuel costs and maintenance of and repairs to the property were to increase substantially, and such increases are not offset by increases in rental income, the ability of the owner of the property to make the payments due on the mortgage as and when they are due might be adversely affected.

     Laws and regulations relating to asbestos have been adopted in many jurisdictions, including New York City, which require that whenever any work is undertaken in a property in an area in which asbestos is present, the asbestos must be removed or encapsulated in accordance with such applicable local and federal laws and regulations. The cost of asbestos removal or encapsulation may be substantial, and if there were not sufficient cash flow from the property, after debt service on mortgages, to fund the required work, and the owner of the property fails to fund such work from other sources, the value of the property could be adversely affected, with consequent impairment of the security for the mortgage.

     Laws regulating the storage, disposal and clean up of hazardous or toxic substances at real property have been adopted at the federal, state and local levels. Such laws may impose a lien on the real property superior to any mortgages on the property. In the event such a lien were imposed on any property which serves as security for a mortgage owned by Intervest Corporation, the security for such mortgage could be impaired.

Policies With Respect to Certain Activities

     We have not, during the past three years, nor do we presently propose to engage in any of the following activities: the issuance of senior securities; investment in the securities of other entities for the purpose of exercising control; underwriting the securities of other issuers; engaging in the purchase and sale of investments; offering securities in exchange for property; or repurchasing or otherwise reacquiring our shares.

     We have in the past and intend to continue in the future to rely upon borrowings, through the issuance of our subordinated debentures, as a principal source of funds for our continuing operations. In addition, we have in the past and will continue in the future to provide our security holders with annual financial statements, including a balance sheet and statement of profit and loss, accompanied by a report of our independent accountants.

Indemnification

     Pursuant to the bylaws of Intervest Corporation, Intervest Corporation is obligated to indemnify officers and directors of Intervest Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by such officers or directors as a result of any action or proceeding, or any appeal therein, to the extent such indemnification is permitted under the laws of the State of New York (in which Intervest Corporation is incorporated). Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Intervest Corporation pursuant to the foregoing provisions, Intervest Corporation has been informed that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Employees

     At March 31, 2002, Intervest Corporation employed 12 full-time employees. None of the employees is covered by a collective bargaining agreement and Intervest Corporation believes its employee relations are good.

Litigation

     Intervest Corporation is not engaged in any litigation, nor does it presently know of any threatened or pending litigation in which it is contemplated that Intervest Corporation will be made a party.

Subsidiaries

     Intervest Corporation has two wholly-owned subsidiaries. Intervest Distribution Corporation is a servicing agent for distributions to investors and performs distribution and record-keeping functions for Intervest Corporation and its affiliates. Intervest Realty Servicing Corporation is presently engaged in certain mortgage servicing activities.


                                   MANAGEMENT

Directors and Executive Officers

     The current directors and executive officers of Intervest Corporation of New York are as follows:

     Lawrence G. Bergman, age 57, serves as a Director, and as Vice President and Secretary of Intervest Corporation of New York and has served in such capacities since Intervest Corporation of New York was organized. Mr. Bergman received a Bachelor of Science degree and a Master of Engineering (Electrical) degree from Cornell University, and a Master of Science in Engineering and a Ph.D degree from The Johns Hopkins University. Mr. Bergman is also a Director, Vice-President and Secretary of Intervest Bancshares Corporation, Intervest Corporation's parent corporation, and a Director of Intervest National Bank, which bank is a wholly-owned subsidiary of Intervest Bancshares Corporation.

     Michael A. Callen, age 61, serves as a Director of Intervest Corporation of New York, and has served in such capacity since October, 1992. Mr. Callen received a Bachelor of Arts degree from the University of Wisconsin in Economics and Russian. Mr. Callen is President of Avalon Argus Associates, a financial consulting firm. Mr. Callen had been Senior Advisor, The National Commercial Bank, Jeddah, Kingdom of Saudi Arabia for more than five years and prior to 1993 was a Director and Sector Executive at Citicorp/Citibank, responsible for corporate banking activities in North America, Europe and Japan. Mr. Callen is also a Director of Intervest National Bank and Intervest Bancshares Corporation, and also serves as a director of AMBAC, Inc.

     Jerome Dansker, age 83, serves as a Chairman of the Board and as Executive Vice President of Intervest Corporation of New York, and has served in such capacities since June, 1996 and November, 1993, respectively. Mr. Dansker received a Bachelor of Science degree from the New York University School of Commerce, Accounts and Finance, a law degree from the New York University School of Law, and is admitted to practice as an attorney in the State of New York. Mr. Dansker is Chairman of the Board and Executive Vice President of Intervest Bancshares Corporation and Chairman of the Board of Intervest National Bank.

     Lowell S. Dansker, age 51, serves as a Director, and as President and Treasurer of Intervest Corporation of New York, and has served in such capacities since Intervest Corporation of New York was organized. Mr. Dansker received a Bachelor of Science in Business Administration from Babson College, a law degree from the University of Akron School of Law, and is admitted to practice as an attorney in New York, Ohio, Florida and the District of Columbia.

Mr. Dansker is also a Director, President and Treasurer of Intervest Bancshares Corporation. Mr. Dansker also serves as a Director and Chief Executive Officer of Intervest National Bank.

     Wayne F. Holly, age 45, serves as a Director of Intervest Corporation of New York and has served in such capacity since June, 1999. Mr. Holly received a Bachelor of Arts degree in Economics from Alfred University. Mr. Holly is President of Sage, Rutty & Co., Inc., members of the Boston Stock Exchange, with offices in Rochester, New York and Canandaigua, New York, and is also a Director of Intervest Bancshares Corporation and Intervest National Bank. Mr. Holly has been an officer and director of Sage, Rutty & Co., Inc. for more than five years.

     Edward J. Merz, age 70, serves as a Director of Intervest Corporation of New York and has served in such capacity since February, 1998. Mr. Merz received a Bachelor of Business Administration from City College of New York and is a graduate of the Stonier School of Banking at Rutgers University. Mr. Merz is Chairman of the Board of Directors of the Suffolk County National Bank of Riverhead and of its parent, Suffolk Bank Corp., and has been an officer and director of those companies for more than five years. He is also a director of Intervest Bancshares Corporation, Intervest National Bank and he is a director and treasurer of Cornell Cooperative Extension Institute.

     Lawton Swan, III, age 59, serves as a Director of Intervest Corporation, and has served in such capacity since February, 2000. Mr. Swan received a Bachelor of Science degree from Florida State University in Business Administration and Insurance. Mr. Swan is President of Interisk Corporation, a consulting firm specializing in risk management and employee benefit plans, which he founded in 1978. He is also a director of Intervest Bancshares Corporation and Intervest National Bank.

     Thomas E. Willett, age 54, serves as a Director of Intervest Corporation of New York and has served in such capacity since March, 1999. Mr. Willett received a Bachelor of Science Degree from the United States Air Force Academy and a law degree from Cornell University Law School. He is also a director of Intervest Bancshares Corporation and Intervest National Bank. Mr. Willett has been a partner in the law firm of Harris Beach LLP, Rochester, New York, for more than five years.

     David J. Willmott, age 63, serves as a Director of Intervest Corporation of New York, and has served in such capacity since June, 1989. Mr. Willmott is a graduate of Becker Junior College and attended New York University Extension and Long Island University Extension of Southampton College. Mr. Willmott is the Editor and Publisher of Suffolk Life Newspapers, which he founded more than 25 years ago. Mr. Willmott is also a Director of Intervest Bancshares Corporation and Intervest National Bank.

     Wesley T. Wood, age 59, serves as a Director of Intervest Corporation of New York, and has served in such capacity since April, 1992. Mr. Wood received a Bachelor of Science degree form New York University, School of Commerce. Mr. Wood is President of Marketing Capital Corporation, an international marketing consulting and investment firm which he founded in 1973. He is also a Director of Intervest Bancshares Corporation and Intervest National Bank, a Director of the Center of Direct Marketing at New York University, a member of the Marketing Committee at Fairfield University in Connecticut, and a Trustee of St. Dominics in Oyster Bay, New York.

     All of the directors of Intervest Corporation of New York have been elected to serve as directors until the next annual meeting of shareholders. Each of the officers of Intervest Corporation of New York has been elected to serve as an officer until the next annual meeting of directors.

     Jerome Dansker is the father of Lowell S. Dansker.

     As a result of the executive officers' substantial experience in real estate activities, including the ownership, acquisition and management of income-producing properties for affiliates of Intervest Corporation of New York for more than twenty years, they have developed substantial expertise in the valuation of such properties.

Executive Compensation

     Each of the directors receives a fee of $250 for each meeting of the Board of Directors he attends.

     Effective as of July 1, 1995, Intervest Corporation entered into an employment agreement with Mr. Jerome Dansker, its Executive Vice President. The agreement is for a term of ten years and provides for the payment of an annual salary in the present amount of $177,000 which is subject to increase annually by six percent or by the percentage increase in the consumer price index, if higher. The agreement also provides for monthly expense account payments, the use of a car and medical benefits. In the event of Mr. Dansker's death or disability, monthly payments of one-half of the amount which otherwise would have been paid to Mr. Dansker will continue until the greater of (i) the balance of the term of employment, and (ii) three years. Effective August 3, 1998, Intervest Corporation modified the employment agreement to provide for additional compensation of $1,000 per month for each $10,000,000 of gross assets of Intervest Corporation in excess of $100,000,000.

     The following table sets forth information concerning total compensation paid during the last three years to Intervest Corporation's Chairman and Executive Vice President and its President. No other executive officer of Intervest Corporation received annual compensation in excess of $100,000.


                                            SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------
                                           Annual Compensation                       Long-Term Compensation
                                     ------------------------------------------------------------------------------
                                                                      Other Annual
Name and Principal Position         Year       Salary   Bonuses       Compensation(1)   Awards          Pay-Outs
-------------------------------------------------------------------------------------------------------------------
Jerome Dansker,
   Chairman and Executive
   Vice President                   2001       $214,057       $             $1,700      $               $
                                    2000       $157,810       $     ---     $1,300      $    --         $    --
                                    1999       $167,414       $   9,305     $1,550      $    --         $    --


Lowell S. Dansker,
   Director, President
   and Treasurer                    2001       $  5,586       $             $1,525      $     -         $
                                    2000       $  5,460       $  ------     $1,325      $    --         $    --
                                    1999       $  3,570       $  ------     $1,325      $    --         $    --

-----------------------

(1) Represents fees paid for attendance at meetings at the Boards of Directors and Committees of the Board of Intervest Corporation.


                          TRANSACTIONS WITH MANAGEMENT

     Intervest Corporation has in the past and may in the future acquire mortgages from affiliated parties. Because of such affiliations, management of Intervest Corporation may have a conflict of interest in establishing a fair price for the purchase of such mortgages. Nevertheless, in the opinion of management of Intervest Corporation, the purchase prices for such mortgages have been and will be at least as favorable to Intervest Corporation as if the respective properties were owned by unaffiliated third parties.

     In addition, affiliates of Intervest Corporation may enter into other transactions with or render services for the benefit of Intervest Corporation. Any future transactions between Intervest Corporation and any of its affiliates will be entered into on terms at least as favorable as could be obtained from unaffiliated independent third parties and will be subject to approval or ratification by a majority of independent directors considering the transaction.

     Intervest Corporation participates with Intervest National Bank, which is also a wholly-owned subsidiary of Intervest Bancshares Corporation, in certain mortgage loans. In these circumstances, Intervest Corporation purchases a portion of the mortgage loan and, pursuant to a written participation agreement, the originating bank acts as its agent for collection and servicing of the loan. In all such circumstances, the participation is purchased at face value and results in a pro rata sharing of credit risk. The balances of Intervest Corporation's participation in these mortgages were $3,907,000, $3,919,000 and $2,629,000 at March 31, 2002, December 31, 2001 and December 31, 2000,
respectively. Pursuant to an agreement, Intervest Corporation provides to Intervest National Bank certain mortgage servicing and mortgage loan origination services. Intervest Corporation received $463,000 and $285,000 from Intervest National Bank for 2001 and 2000, respectively, in connection with this agreement. It received $271,000 for the three months ended March 31, 2002. Intervest Corporation also has established short-term investments and non-interest bearing deposit accounts with Intervest National Bank totaling approximately  $1,122,000,  $3,030,000 and $544,000 at March 31, 2002,  December
31, 2001 and December 31, 2000, respectively.

     In connection with the acquisition of Intervest Corporation by Intervest Bancshares Corporation, in March 2000, the shareholders of Intervest Corporation received an aggregate of 1,250,000 shares of the Class A Common Stock of Intervest Bancshares Corporation in exchange for all of the issued and outstanding shares of capital stock of Intervest Corporation.

     Mr. Wayne F. Holly, who is a director of Intervest Corporation, also serves as President of Sage, Rutty & Co., Inc., which firm will act as Underwriter in connection with the offering and which firm has acted as an underwriter/placement agent in connection with Intervest Corporation's prior offerings of debentures. Thomas E. Willett, who is a director of Intervest Corporation, is also a partner in the law firm of Harris Beach LLP, which renders legal services to Intervest Corporation.

     Intervest Securities Corporation, an affiliate of Intervest Corporation, acts as a placement agent or selected dealer in Intervest Corporation's private placements of subordinated debentures and received commissions aggregating $15,000 in 2001 and $34,000 in 2000 in connection with those offerings.


                            DESCRIPTION OF DEBENTURES

     Intervest Corporation will issue the Debentures under an Indenture to be dated as of _________, 2002 (the "Indenture"), between Intervest Corporation and The Bank of New York, 5 Penn Plaza, New York, New York 10001-1803 (the "Trustee"). In the summary which follows, parenthetical references to Articles and Sections are references to the corresponding Articles and Sections in the Indenture, and parenthetical references to paragraphs are references to the corresponding paragraphs in the form of Debenture included in the Indenture. The terms and provisions of the Debentures are stated in the Indenture. Such terms and provisions also include certain provisions of the Trust Indenture Act of 1939 (as in effect on the date of the Indenture) which are incorporated by reference into the Indenture. Debenture Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a more complete statement of such terms and provisions. The following summary of certain provisions of the Indenture does not purport to be complete, and where particular provisions of the Indenture are referred to, such particular provisions are incorporated herein by reference, and such summary is qualified in its entirety by such incorporated provisions. The form of the Indenture is on file as an exhibit to the Registration Statement.

     The Debentures will be issued in three maturities as follows: $1,750,000 due January 1, 2006; $3,000,000 due January 1, 2008; and $3,000,000 due January
1, 2010. All of the Debentures will be issued in fully registered form without coupons. The Debentures will be issued only in denominations of $10,000 and multiples thereof, and with a minimum purchase of $10,000. The Debentures will be issued only if the minimum amount of $6,000,000 in principal amount of Debentures, without regard to maturity, is sold.

     At the time of purchase, the purchaser must make an irrevocable election to either be paid interest quarterly or to have interest accrue each quarter. If the election is to be paid interest, then interest on the debentures will be paid on the first day of each calendar quarter and if the election is to have interest accrue, then interest will accrue each calendar quarter.

     Interest on the Debentures will be paid or will accrue each calendar quarter at the following annual interest rates: 7 1/4% for Debentures maturing January 1, 2006, 7 1/2% for Debentures maturing January 1, 2008 and 7 3/4% for Debentures maturing January 1, 2010. In addition, if the election was to have interest accrue, interest will accrue each calendar quarter on the balance of the accrued interest as of the last day of the preceding calendar quarter at the same interest rate. All accrued interest will be payable at the maturity of the Debentures, whether by acceleration, redemption or otherwise. For those investors who have elected to have interest accrue and be paid at maturity, Table 2 below sets forth information concerning the accrual of interest for Debentures of each maturity, assuming a closing on August 1, 2002.



                        Intervest Corporation of New York
                     Series X/XX/02 Subordinated Debentures
        ----------------------------------------------------------------

These debentures  accrue interest  from date of closing (assumed to be August 1,
2002). The interest is compounded  quarterly at the respective interest rate and paid at maturity together with the principal amount of the debenture.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                $10,000 Debenture                                                                $10,000 Debenture
------------------------------------------------------------------------------------------------------------------------------------

          Series Due January 1, 2006                                                        Series Due January 1, 2008
Interest Rate         7.25%                                                     Interest Rate           7.50%
--------------------------------------------------                               ------------------------------------------------

                      Interest     Principal Plus                                                       Interest   Principal Plus
      Quarter            For       Cumulative                                            Quarter          For        Cumulative
       Ending          Quarter      Interest                                             Ending         Quarter       Interest
--------------------------------------------------                                -----------------------------------------------
                                      $10,000.00                                                                     $10,000.00
    01/01/2003          302.08         10,302.08                                      01/01/2003        312.50        10,312.50
    04/01/2003          186.73         10,488.81                                      04/01/2003        193.36        10,505.86
    07/01/2003          190.11         10,678.92                                      07/01/2003        196.98        10,702.84
    10/01/2003          193.56         10,872.48                                      10/01/2003        200.68        10,903.52
    01/01/2004          197.06         11,069.54                                      01/01/2004        204.44        11,107.96
    04/01/2004          200.64         11,270.18                                      04/01/2004        208.27        11,316.23
    07/01/2004          204.27         11,474.45                                      07/01/2004        212.18        11,528.41
    10/01/2004          207.97         11,682.42                                      10/01/2004        216.16        11,744.57
    01/01/2005          211.74         11,894.16                                      01/01/2005        220.21        11,964.78
    04/01/2005          215.58         12,109.74                                      04/01/2005        224.34        12,189.12
    07/01/2005          219.49         12,329.23                                      07/01/2005        228.55        12,417.67
    10/01/2005          223.47         12,552.70                                      10/01/2005        232.83        12,650.50
    01/01/2006          227.52         12,780.22                                      01/01/2006        237.20        12,887.70
                                                                                      04/01/2006        241.64        13,129.34
                                                                                      07/01/2006        246.18        13,375.52
                                                                                      10/01/2006        250.79        13,626.31
                                                                                      01/01/2007        255.49        13,881.80
                                                                                      04/01/2007        260.28        14,142.08
                                                                                      07/01/2007        265.16        14,407.24
                                                                                      10/01/2007        270.14        14,677.38
                                                                                      01/01/2008        275.20        14,952.58




                        Intervest Corporation of New York
                     Series XX/1/01 Subordinated Debentures
        ----------------------------------------------------------------

These debentures  accrue interest from date of closing (assumed to be  August 1,
2002). The interest is compounded  quarterly at the respective interest rate and paid at maturity together with the principal amount of the debenture.
--------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                 $10,000 Debenture                                       Debentures ($10,000 to $100,000)
--------------------------------------------------     ----------------------------------------------------------------------

           Series Due January 1, 2010                     Total Amounts Due at Maturity (Principal plus accrued interest)
 Interest Rate         7.75%
 -------------------------------------------------     ----------------------------------------------------------------------
                                    Principal
                      Interest        Plus                 Face          Series Due       Series Due          Series Due
      Quarter           For         Cumulative            Amount of      January 1,       January 1,          January 1,
      Ending          Quarter        Interest             Debenture         2006             2008                2010
 -------------------------------------------------     ----------------------------------------------------------------------
                                   $10,000.00           $ 10,000.00       12,780.22       $14,952.58         $17,666.64
    01/01/2003        322.92        10,322.92             20,000.00       25,560.44        29,905.16          35,333.28
    04/01/2003        200.01        10,522.93             30,000.00       38,340.66        44,857.74          52,999.92
    07/01/2003        203.88        10,726.81             40,000.00       51,120.88        59,810.32          70,666.56
    10/01/2003        207.83        10,934.64             50,000.00       63,901.10        74,762.90          88,333.20
    01/01/2004        211.86        11,146.50             60,000.00       76,681.32        89,715.48         105,999.84
    04/01/2004        215.96        11,362.46             70,000.00       89,461.54       104,668.06         123,666.48
    07/01/2004        220.15        11,582.61             80,000.00      102,241.76       119,620.64         141,333.12
    10/01/2004        224.41        11,807.02             90,000.00      115,021.98       134,573.22         158,999.76
    01/01/2005        228.76        12,035.78            100,000.00      127,802.20       149,525.80         176,666.40
    04/01/2005        233.19        12,268.97
    07/01/2005        237.71        12,506.68
    10/01/2005        242.32        12,749.00
    01/01/2006        247.01        12,996.01
    04/01/2006        251.80        13,247.81
    07/01/2006        256.68        13,504.49
    10/01/2006        261.65        13,766.14
    01/01/2007        266.72        14,032.86
    04/01/2007        271.89        14,304.75
    07/01/2007        277.15        14,581.90
    10/01/2007        282.52        14,864.42
    01/01/2008        288.00        15,152.42
    04/01/2008        293.58        15,446.00
    07/01/2008        299.27        15,745.27
    10/01/2008        305.06        16,050.33
    01/01/2009        310.98        16,361.31
    04/01/2009        317.00        16,678.31
    07/01/2009        323.14        17,001.45
    10/01/2009        329.40        17,330.85
    01/01/2010        335.79        17,666.64



The above amounts are subject to minor adjustment due to computer processing of the quarterly compounding of interest. This should not exceed $1.00 per $10,000 investment

     Once Intervest Corporation has received orders for at least $6,000,000 of Debentures, Intervest Corporation may close as to those Debentures. Interest on the Debentures will accrue from the date of closing.

     Intervest Corporation will pay principal and interest on the Debentures to the persons who are registered holders of the Debentures ("Debenture Holder"). Principal and interest may be paid by check. Upon maturity of the Debentures, or upon earlier redemption, Debenture Holders must surrender the Debentures to any paying agent appointed by Intervest Corporation (including itself), to collect principal payments and payments of accrued interest on the Debentures. (Par. 2). Intervest Corporation will maintain an office or agency where the Debentures may be presented for payment (the "Paying Agent") and an office or agency where the Debentures may be presented for registration of transfer or for exchange (the "Registrar").

     Debentures of one Maturity may not be exchanged for Debentures of another Maturity. The term "Maturity" is defined in the Indenture to mean any of the three maturities of Debentures (January 1, 2006, January 1, 2008, or January 1,
2010) offered hereby and issued pursuant to the Indenture.

     The Debentures are transferable on the books of Intervest Corporation by the registered holders thereof upon surrender of the Debentures to the Registrar appointed by Intervest Corporation and, if requested by the Registrar, shall be accompanied by a written instrument of transfer in form satisfactory to the registrar. Intervest Corporation has appointed The Bank of New York as the "Registrar" for the Debentures. The person in whose name any Debenture is registered shall be treated as the absolute owner of the Debenture for all purposes, and shall not be affected by any notice to the contrary. Upon transfer, the Debentures will be canceled, and one or more new registered Debentures, in the same aggregate principal amount, of the same maturity and with the same terms, will be issued to the transferee in exchange therefor. (Art. 2, Sec. 2.07(a)).

     The Indenture does not contain any covenants or provisions that may afford the Debenture Holders protection in the event of highly leveraged transactions.

Duties of the Trustee

     The Indenture provides that in case an Event of Default (as defined) shall occur and continue, the Trustee will be required to use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs in the exercise of its power. While the Trustee may pursue any available remedies to enforce any provision of the Indenture or the Debentures, the holders of a majority in principal amount of all outstanding Debentures may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Debenture holders, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

Authentication and Delivery of Debentures

     The Registrar shall authenticate Debentures for original issue in the aggregate principal amount of up to $7,750,000 (but not more than $1,750,000 of Debentures maturing January 1, 2006, $3,000,000 of Debentures maturing January 1, 2008, or $3,000,000 of Debentures maturing January 1, 2010) upon receipt of a written order of Intervest Corporation, specifying the amount of Debentures to be authenticated and the date of authentication, which is signed by two officers of Intervest Corporation. (Art. 2, Sec. 2.02). Certificates representing the Debentures will be delivered to the purchasers of the Debentures promptly after Closing.

Subordination

     The Debentures are general unsecured obligations of Intervest Corporation limited to $7,750,000 principal amount. The Debentures will be subordinated in payment of principal and interest to all Senior Indebtedness. The term "Senior

Indebtedness" is defined in the Indenture to mean all Indebtedness of Intervest Corporation, whether outstanding on the date of the Indenture or thereafter created, which:

         o (i) is secured, in whole or in part, by any asset or assets owned by Intervest Corporation or by a corporation, a majority of whose voting stock is owned by Intervest Corporation or a subsidiary of Intervest Corporation ("Subsidiary"), or
         o (ii) arises from unsecured borrowings by Intervest Corporation from commercial banks, savings banks, savings and loan associations, insurance companies, companies whose securities are traded in a national securities market, or any wholly-owned subsidiary of any of the foregoing, or
         o (iii) arises from unsecured borrowings by Intervest Corporation from any pension plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended), or
         o (iv) arises from borrowings by Intervest Corporation which are evidenced by commercial paper, or
         o (v) other unsecured borrowings by Intervest Corporation which are subordinate to Indebtedness of a type described in clauses
                  (i), (ii) or (iv) above if, immediately after the issuance thereof, the total capital, surplus and retained earnings of Intervest Corporation exceed the aggregate of the outstanding principal amount of such indebtedness, or
         o (vi) is a guarantee or other liability of Intervest Corporation or of, or with respect to any indebtedness of, a Subsidiary of the type described in clauses (ii), (iii) or
                  (iv) above. (Art. 10, Sec. 10.01).

     As of March 31, 2002, Intervest Corporation had no Senior Indebtedness and Intervest Corporation's capital, surplus and retained earnings was approximately $10,111,000. There is no limitation or restriction in the Debentures or the Indenture on the creation of Senior Indebtedness by Intervest Corporation or on the amount of such Senior Indebtedness to which the Debentures may be subordinated. There is also no limitation on the creation or amount of indebtedness which is pari passu with (i.e. having no priority of payment over and not subordinated in right of payment to) the Debentures ("Pari Passu Indebtedness"). As of March 31, 2002, Intervest Corporation had outstanding $68,750,000 aggregate principal amount of subordinated debentures which are pari passu with the Debentures.

     Upon any distribution of assets of Intervest Corporation in connection with any dissolution, winding up, liquidation or reorganization of Intervest Corporation, the holders of all Senior Indebtedness will first be entitled to receive payment in full of the principal and premium, if any, thereof and any interest due thereon, before the holders of the Debentures are entitled to receive any payment upon the principal of or interest on the Debentures, and thereafter payments to Debenture holders will be pro rata with payments to holders of Pari Passu Indebtedness. In the absence of any such events, Intervest Corporation is obligated to pay principal of and interest on the Debentures in accordance with their terms.

     Intervest Corporation will not maintain any sinking fund for the retirement of any of the Debentures.

Redemption

     Intervest Corporation may, at its option, at any time call all or any part of the Debentures (including all or any part of the Debentures of any maturity) for payment, and redeem the same at any time prior to the maturity thereof. The redemption price for Debentures will be

         o face amount plus a 1% premium if the date of redemption is prior to October 1, 2003, and
         o face amount if the date of redemption is on or after October 1, 2003.

     In all cases, the Debenture Holder will also receive interest accrued to the date of redemption. Notice of redemption must be sent by first class mail, postage prepaid, to the registered holders of the Debentures not less than 30 days nor more than 90 days prior to the date the redemption is to be made. In the event of a call for redemption, no further interest shall accrue after the redemption date on any Debentures called for redemption. (Art. 3, Section 3.03, Paragraph 5). Since the payment of principal of, interest on, or any other amounts due on the Debentures is subordinate in right of payment to the prior payment in full of all Senior Indebtedness upon the dissolution, winding up, liquidation or reorganization of Intervest Corporation, no redemption will be permitted upon the happening of such an event.

Repurchase Plan

     A holder of Debentures will have the right, commencing in 2006, to require the Company to purchase his or her Debentures for the face amount plus accrued interest (to the Repurchase Date, as defined below), provided, however, that in no calendar year will the Company be required to purchase more than $100,000 aggregate principal amount of each maturity of Debentures, on a non-cumulative basis. The repurchases will be made only once each calendar year, on January 1 of each year (the "Repurchase Date"), commencing January 1, 2006.

     If a holder of Debentures desires the Company to purchase his or her Debentures, he or she will be required to mail or deliver a written request to the Company at 10 Rockefeller Plaza, Suite 1015, New York, New York 10020 or to such other person or address as may hereafter be designated by the Company. The request must be accompanied by the certificate evidencing the Debenture and a separate bond power, duly endorsed in blank with a medallion signature guarantee, together with such other documents as may be requested by the Company or the Trustee. The Company will repurchase the Debentures presented for repurchase by holders on a first-come, first-serve basis, based on the date the Company received the completed documents necessary for the repurchase. The request may be made only once each year commencing in 2005 (for a repurchase price to be made on January 1, 2006), and the request, certificate and bond power must be delivered no sooner than November 1 and no later than November 30 for a repurchase to be completed as of January 1 of the following year.

     Only whole Debentures, as evidenced by the certificate surrendered, will be eligible for repurchase. The Company may suspend or terminate the repurchase of Debentures if: (i) it determines, in its sole discretion, that circumstances make such repurchase not reasonably practical; (ii) it determines, in its sole discretion, that such repurchase would cause adverse tax consequences to the Company or the holders of Debentures; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the holders of the Debentures; or (iv) it determines, in its sole discretion, that such purchase would be unlawful.

Limitation On Dividends and Other Payments

     The Indenture will provide that Intervest Corporation will not declare or pay any dividend or make any distribution on its Capital Stock (i.e. any and all shares, interests, participations, rights or other equivalents of Intervest Corporation's stock) or to its shareholders (other than dividends or distributions payable in Capital Stock), or purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary to purchase or otherwise acquire for value, Capital Stock of Intervest Corporation, if at the time of such payment, or after giving effect thereto, an Event of Default, as hereinafter defined, shall have occurred and be continuing or a default shall occur as a result thereof; provided, however, that the foregoing limitation shall not prevent (A) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment complied with the provisions of such limitation, or (B) the acquisition or retirement of any shares of Intervest Corporation's Capital Stock by exchange for, or out of the proceeds of the sale of shares of, its Capital Stock. (Art. 4, Section 4.04).

Discharge Prior to Redemption or Maturity

     If Intervest Corporation at any time deposits with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Debentures prior to their redemption or maturity, Intervest Corporation will be discharged from the Indenture, provided certain other conditions specified in the Indenture are satisfied. In the event of such deposit, which is irrevocable, Debenture Holders must look only to the deposited money and securities for payment. U.S. Government Obligations are securities backed by the full faith and credit of the United States. (Art. 8, Section 8.01(2)).

Access of Information to Security Holders

     Debenture Holders may obtain from the Trustee information necessary to communicate with other Debenture Holders. Upon written application to the Trustee by any three or more Debenture Holders stating that such Debenture Holders desire to communicate with other Debenture Holders with respect to their rights under the Indenture or under the Debentures, and upon providing the Trustee with the form of proxy or other communication which the Debenture Holders propose to transmit, and upon receipt by the Trustee from the Debenture Holders of reasonable proof that each such Debenture Holder has owned a Debenture for a period of at least six months preceding the date of such application, the Trustee shall, within five business days after the receipt of such information, either (a) provide the applicant Debenture Holders access to all information in the Trustee's possession with respect to the names and addresses of the Debenture Holders; or (b) provide the applicant Debenture Holders with information as to the number of Debenture Holders and the approximate cost of mailing to such Debenture Holders the form of proxy or other communication, if any, specified in the applicant Debenture Holders' application, and upon written request from such applicant Debenture Holders and receipt of the material to be mailed and of payment, the Trustee shall mail to all the Debenture Holders copies of the from of proxy or other communication so specified in the request. (Art. 2, Section 2.08).

Compliance with Conditions and Covenants

     Upon any request by Intervest Corporation to the Trustee to take any action under the Indenture, Intervest Corporation is required to furnish to the Trustee
(i) an officers' certificate of Intervest Corporation stating that all conditions and covenants in the Indenture relating to the proposed action have been complied with and (ii) an opinion of counsel stating that, in the opinion of such counsel, all such conditions and covenants have been complied with. (Art. 11, Sec. 11.03).

Amendment, Supplement and Waiver

     Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented, and compliance by Intervest Corporation with any provision of the Indenture or the Debentures may be waived, with the consent of the holders of a majority in principal amount of the Debentures outstanding. Without notice to or consent of any holders of Debentures, Intervest Corporation may amend or supplement the Indenture or the Debentures to cure any ambiguity, omission, defect or inconsistency, or to make any change that does not adversely affect the rights of any holders of Debentures. However, without the consent of each holder of Debentures affected, an amendment, supplement or waiver may not reduce the amount of Debentures whose holders must consent to an amendment, supplement or waiver, reduce the rate or extend the time for payment of interest on any Debentures (except that the payment of interest on Debentures may be postponed for a period not exceeding three years from its due date with the consent of holders of not less than 75% in principal amount of Debentures at the time outstanding, which consent shall be binding upon all holders), reduce the principal of or extend the fixed maturity of any Debentures, make any Debentures payable in money other than that stated in the Indenture, make any change in the subordination provisions of the Indenture that adversely affects the rights of any holder of Debentures or waive a default in the payment of principal of or interest on, or other redemption payment on any Debentures. (Art. 9, Sec. 9.02).

Defaults and Remedies

     Each of the following is an "Event of Default" under the Indenture:

     o (a) failure by Intervest Corporation to pay any principal on the Debentures when due;
     o (b) failure by Intervest Corporation to pay any interest installment on the Debentures within thirty days after the due date;
     o (c) failure to perform any other covenant or agreement of Intervest Corporation made in the Indenture or the Debentures, continued for sixty days after receipt of notice thereof from the Trustee or the holders of at least 25% in principal amount of the Debentures; and
     o   (d) certain events of bankruptcy, insolvency or reorganization.

     If an Event of Default (other than those described in clause (d) above) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Debentures, by notice to Intervest Corporation, may declare the principal of and accrued interest on all of the Debentures to be due and payable immediately. If an Event of Default of the type described in clause
(d) above occurs, all unpaid principal and accrued interest on the Debentures shall automatically become due and payable without any declaration or other act on the part of the Trustee or any holder. (Art. 6, Sec. 6.02). Holders of Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. Among other things, a Holder may not pursue a remedy unless the Holders of at least 25% in principal amount make a written request to the Trustee to pursue the remedy. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives indemnity and security satisfactory to it. Subject to certain limitations, the holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power conferred on the Trustee, and may rescind an acceleration of the Debentures. The Trustee may withhold from holders of Debentures notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest. (Art. 6, Secs. 6.05 and 6.06).

     The Indenture requires Intervest Corporation to furnish to the Trustee an annual statement, signed by specified officers of Intervest Corporation, stating whether or not such officers have knowledge of any Default under the Indenture, and, if so, specifying each such Default and the nature thereof. (Art. 4, Sec. 4.03).

Federal Income Tax Consequences

     Interest payments received by or accrued for the account of Holders of Debentures will be includible in the income of such Debenture Holders for federal income tax purposes for the taxable year in which the interest is received or accrued. Holders who hold the Debentures for investment purposes should treat all reportable interest as portfolio income under applicable Code provisions.

     Intervest Corporation's deposit of funds with the Trustee to effect the discharge of Intervest Corporation's obligations under the Debentures and the Indenture prior to redemption or maturity of the Debentures, will have no effect on the amount of income realized or recognized (gain or loss) by the Debenture Holders or the timing of recognition of gain or loss for federal income tax purposes.


                                PLAN OF OFFERING

     Intervest Corporation has entered into an Underwriting Agreement with Sage, Rutty & Co., Inc., a New York corporation (the "Underwriter"). Mr. Wayne F. Holly, who is a director of Intervest Corporation, is the President of the Underwriter. Pursuant to the Underwriting Agreement, the Underwriter will offer the Debentures for sale on a minimum ($6,000,000) and maximum ($7,750,000) "best efforts" basis. Accordingly, the Underwriter will not have any obligation to purchase any Debentures from Intervest Corporation in the event it is unable to effect the sale of part or all of the Debentures. Moreover, no Debenture may be sold unless the Issuer has received orders for at least $6,000,000 of Debentures. The minimum amount is without regard as to maturity and there are no separate minimum established for any maturity. If, within 90 days after the Registration Statement is declared effective by the Securities and Exchange Commission (the "Offering Termination Date"), at least $6,000,000 of Debentures, without regard to maturity, have been sold and subscriptions accepted by Intervest Corporation, Intervest Corporation may close the Offering to those Debentures (the "First Closing"), and the Underwriter may continue to offer the balance of the Debentures and subscriptions will be accepted by Intervest Corporation until 120 days after the minimum has been sold. The Underwriter may enter into one or more Selected Dealer Agreements with other broker/dealer firms which are members of the National Association of Securities Dealers, Inc. (the "NASD"), pursuant to which such other broker/dealers may offer part of the Debentures for sale.

     Intervest Securities Corporation, which firm is a member of the NASD and owned by the spouse of the Company's Chairman, may enter into a Selected Dealer Agreement. Mr. Lowell S. Dansker, an officer and director of the Company, is a registered representative of that firm and may participate in the offering in that capacity. As such, the offering is being conducted in compliance with the requirements of Rule 2720 of the NASD Conduct Rules. The Underwriter will be acting as a "Qualified Independent Underwriter," as that term is defined in Rule 2720. The Underwriter is assuming responsibility related to the pricing of the offering and the performance of due diligence.

     Intervest Corporation has agreed to indemnify the Underwriter and such broker/dealers participating in the offering against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended.

     Intervest Corporation will pay to the Underwriter a commission equal to 3% of the purchase price of Debentures due January 1, 2006, 5% of the purchase price of Debentures due January 1, 2008, and 7% of the purchase price of Debentures due January 1, 2010, which are sold by the Underwriter or participating broker/dealers. In addition, Intervest Corporation will pay the Underwriter a fee equal to 1/2 of 1% of the aggregate gross amount of Debentures due January 1, 2006, and 1% of Debentures due January 1, 2008 and January 1, 2010 sold in the offering, and will pay the fee of Underwriter's counsel. Pursuant to the Selected Dealer Agreements, the Underwriter will reallow to each of the other broker/dealers referred to above the entire commission on the price of each Debenture sold by such broker/dealer. No additional discounts or commissions are to be allowed or paid to such other broker/dealers. Certain officers of Intervest Corporation may also offer the debentures for sale and no commissions or compensation shall be paid to such officers in connection with Debentures sold by such officers.

     Until the First Closing, subscription payments for Debentures will be held by Canandaigua National Bank and Trust Company ("CNB") and checks should be made payable to "CNB - Escrow Intervest." After the First Closing, subscription payments for the Debentures should be made payable to Intervest Corporation of New York. Payments received by the Underwriter or participating broker/dealers will be promptly transmitted to CNB where they will be held for subscribers in a segregated escrow account until acceptable subscriptions for at least $6,000,000 of Debentures have been received. At the First Closing, the funds in the escrow account (including interest earned thereon but after deducting commissions due to the Underwriter) will be delivered to Intervest Corporation. As required by Rule 10b-9 of the SEC rules, if, on the Offering Termination Date, at least $6,000,000 of Debentures have not been sold and subscriptions accepted by Intervest Corporation, subscription documents and funds will be promptly refunded to subscribers and the Offering will terminate. With respect to interest earned on the escrow account, such interest will, in the event of such termination, be distributed to subscribers in proportion to the amount paid by each subscriber without regard to the date when such subscription funds were paid by the subscriber. It shall be a condition to the refund of subscription funds that the subscriber furnish an executed IRS Form W-9 so that any interest earned and distributed to such subscriber may be properly reported. Once the Escrow Agent has received a minimum of $6,000,000 in subscriptions for Debentures which have been accepted by Intervest Corporation, Intervest Corporation may close the Offering as to those subscribers, and the Underwriter may continue to offer the balance of the Debentures and subscriptions will be accepted by Intervest Corporation until 120 days after such minimum has been sold.

                                 LEGAL OPINIONS

     The legality of the issuance of the Debentures offered herewith has been passed upon for Intervest Corporation by Harris Beach LLP, 99 Garnsey Road, Pittsford, New York 14534. Certain legal matters will be passed upon for the Underwriter by Harter Secrest & Emery, LLP, 1600 Bausch & Lomb Place, Rochester, New York 14604.


                                     EXPERTS

     The financial statements of Intervest Corporation as of December 31, 2001 and December 31, 2000 and for each of the years in the three year period ended December 31, 2001, have been included herein and in the Registration Statement in reliance upon the report of Eisner LLP (formerly Richard A. Eisner & Company,
LLP), independent auditors, appearing elsewhere herein, given upon the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS
                            OF INTERVEST CORPORATION



Independent Auditor's Report...................................................................................F- 1
Balance Sheets as of March 31, 2002 (unaudited),
    December 31, 2001 and 2000.................................................................................F- 2
Statements of Operations for the Three-Months Ended March 31, 2002
     (unaudited) and March 31, 2001 (unaudited), and the Years Ended
     December 31, 2001, 2000 and 1999..........................................................................F- 3
Statements of Changes in Stockholder's Equity for
     the Three-Month Period Ended March 31, 2002 (unaudited), and the
     Years Ended December 31, 2001, 2000 and 1999..............................................................F- 4
Statements of Cash Flows for the Three-Months
     Ended March 31, 2002 (unaudited) and March 31, 2001 (unaudited), and the Years Ended December 31, 2001, 2000 and 1999..........................................................F- 5
Notes to Financial Statements .................................................................................F- 6
Schedule IV - Mortgage Loans on Real Estate -
     December 31, 2001.........................................................................................F-18



Other financial statement schedules and inapplicable periods with respect to schedules listed above are omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholder
Intervest Corporation of New York
New York, New York:

We have audited the accompanying consolidated balance sheets of Intervest Corporation of New York and Subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, changes in stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 2001. Our audit also included schedule IV - mortgage loans on real estate as of December 31, 2001. These financial statements and related schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and related schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Intervest Corporation of New York as of December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


/s/ Eisner LLP
-----------------------------------------------------
Eisner LLP (formerly Richard A. Eisner & Company, LLP)

New York, New York
January 21, 2002

               Intervest Corporation of New York and Subsidiaries

                           Consolidated Balance Sheets


                                                                                               At                    At
                                                                                             March 31,            December 31,
                                                                                           -----------------------------------------
($ in thousands)                                                                               2002           2001            2000
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            (unaudited)
ASSETS
Cash and due from banks                                                                      $ 1,229         $ 1,050         $ 1,986
Short-term investments (note 2)                                                               17,724          15,702          17,490
                                                                                           -----------------------------------------
    Total cash and cash equivalents                                                           18,953          16,752          19,476
Mortgage loans receivable, net of unearned fees and discounts
and                                                                                           66,789          62,647          51,992
allowance for loan losses (note 3)
Accrued interest receivable                                                                      585             523             544
Fixed assets, net (note 4)                                                                        55              61              75
Deferred debenture offering costs, net (note 5)                                                2,575           2,348           2,397
Other assets                                                                                     815             752             376
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                 $89,772         $83,083         $74,860
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
Mortgage escrow funds payable                                                                $   963         $   658         $   828
Subordinated debentures payable (note 6)                                                      68,750          63,000          57,150
Debenture interest payable at maturity (note 6)                                                9,554           9,113           7,197
Other liabilities                                                                                394             465             416
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                             79,661          73,236          65,591
------------------------------------------------------------------------------------------------------------------------------------

Commitments and contingencies (notes 4 and 11)

STOCKHOLDER'S EQUITY
Common stock (no par value, 100 shares issued and outstanding,)                                2,100           2,100           2,100
Additional paid-in-capital                                                                     3,509           3,509           3,509
Retained earnings (note 7)                                                                     4,502           4,238           3,660
------------------------------------------------------------------------------------------------------------------------------------
Total stockholder's equity                                                                    10,111           9,847           9,269
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholder's equity                                                   $89,772         $83,083         $74,860
------------------------------------------------------------------------------------------------------------------------------------
   See accompanying notes to consolidated financial statements.

               Intervest Corporation of New York and Subsidiaries

                      Consolidated Statements of Operations



                                                                        Three-Months                          Year Ended
                                                                       Ended March 31,                       December 31,
                                                                    ----------------------------------------------------------------
($ in thousands)                                                     2002          2001            2001          2000          1999
------------------------------------------------------------------------------------------------------------------------------------

                                                                        (unaudited)

REVENUES
Interest and fee income on mortgages                                $ 1,894       $ 1,544        $ 7,009       $ 7,576       $ 9,103
Interest income on short-term investments                                87           289            616           943         1,449
                                                                    ----------------------------------------------------------------
     Total interest income                                            1,981         1,833          7,625         8,519        10,552
Gain on early repayment of mortgages                                     35           582            340           369
                                                                                                                                   4
Other income (note 9)                                                   303           142            569           415           298
------------------------------------------------------------------------------------------------------------------------------------
Total revenues                                                        2,319         1,979          8,776         9,274        11,219
------------------------------------------------------------------------------------------------------------------------------------

EXPENSES
Interest on debentures                                                1,301         1,617          5,849         6,922         8,150
Amortization of deferred debenture offering costs                       190           157            662           714           899
General and administrative                                              338           303          1,192         1,015         1,118
------------------------------------------------------------------------------------------------------------------------------------
Total expenses                                                        1,829         2,077          7,703         8,651        10,167
------------------------------------------------------------------------------------------------------------------------------------

Income (loss) before income
taxes                                                                   490           (98)         1,073           623         1,052
     and extraordinary item
Provision for income taxes                                              226           (44)           495           288           480
                                                                    ----------------------------------------------------------------
Income (loss) before extraordinary item                                 264           (54)           578           335           572
Extraordinary item, net of tax (note 6)                                   -                                       (206)            -
------------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                   $   264       $   (54)       $   578       $   129       $   572
------------------------------------------------------------------------------------------------------------------------------------
    See accompanying notes to consolidated financial statements.

               Intervest Corporation of New York and Subsidiaries

           Consolidated Statements of Changes in Stockholder's Equity


                                                                                Three-Months
                                                                                  Ended                      Year Ended
                                                                                 March 31                    December 31,
                                                                                ----------------------------------------------------
($ in thousands)                                                                    2002          2001          2000          1999
------------------------------------------------------------------------------------------------------------------------------------
                                                                                (unaudited)


COMMON STOCK
Balance at beginning of period                                                    $ 2,100       $ 2,100       $ 2,000        $ 2,000
Retirement of 31.84 shares                                                              -             -        (2,000)             -
Issuance of 100 shares to Parent Company                                                -             -         2,100              -
------------------------------------------------------------------------------------------------------------------------------------
Balance at end of period                                                            2,100         2,100         2,100          2,000
------------------------------------------------------------------------------------------------------------------------------------

CLASS B COMMON STOCK
Balance at beginning of period                                                          -             -           100            100
Retirement of 15.89 shares                                                              -             -          (100)             -
------------------------------------------------------------------------------------------------------------------------------------
Balance at end of period                                                                -             -             -            100
------------------------------------------------------------------------------------------------------------------------------------

ADDITIONAL PAID-IN-CAPITAL
------------------------------------------------------------------------------------------------------------------------------------
Balance at beginning and end of period                                              3,509         3,509         3,509          3,509
------------------------------------------------------------------------------------------------------------------------------------

RETAINED EARNINGS
Balance at beginning of period                                                      4,238         3,660         6,531          5,959
Cash dividend declared and paid to Parent Company                                       -             -        (3,000)             -
Net  income for the period                                                            264           578           129            572
------------------------------------------------------------------------------------------------------------------------------------
Balance at end of period                                                            4,502         4,238         3,660          6,531
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total stockholder's equity at end of period                                       $10,111       $ 9,847       $ 9,269        $12,140
------------------------------------------------------------------------------------------------------------------------------------
 See accompanying notes to consolidated financial statements.

               Intervest Corporation of New York and Subsidiaries

                      Consolidated Statements of Cash Flows


                                                                             Three-Months Ended                Year Ended
                                                                                  March 31,                    December 31,
                                                               ---------------------------------------------------------------------
($ in thousands)                                                              2002        2001        2001         2000        1999
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 (unaudited)

OPERATING ACTIVITIES
Net  income (loss)                                                         $    264    $    (55)   $    578    $    129    $    572
Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
  Depreciation                                                                    6           5          24          21           6
  Amortization of deferred debenture offering costs                             190         157         662       1,096         899
  Gain on early repayment of mortgage loans                                     (35)         (4)       (582)       (340)       (369)
  Amortization of premiums, fees and discounts, net                            (149)        (98)       (608)       (451)       (292)
  Increase (decrease) in mortgage escrow funds payable                          305         412        (170)     (1,026)       (181)
  Increase (decrease) in debenture interest payable at maturity                 441         383       1,917          (3)      1,709
  Change in all other assets and liabilities, net                               (34)         25       1,023       1,478        (164)
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                       988         825       2,844         904       2,180
------------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Principal repayments of mortgage loans receivable                             3,043       8,628      38,294      39,164      41,740
Originations and purchases of mortgage loans receivable                      (7,155)    (11,438)    (49,088)    (27,846)    (37,120)
Purchases of premises and equipment, net                                          -           -         (10)          -        (102)
------------------------------------------------------------------------------------------------------------------------------------
Net cash (used in) provided by investing activities                          (4,112)     (2,810)    (10,804)     11,318       4,518
------------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Proceeds from issuance of debentures, net of offering costs                   5,325         (16)      6,636       3,500       6,604
Principal repayments of debentures                                                -      (1,400)     (1,400)    (24,000)    (10,000)
Dividends paid to Parent Company                                                  -           -           -      (3,000)          -
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities                           5,325      (1,416)      5,236     (23,500)     (3,396)
------------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                          2,201      (3,401)     (2,724)    (11,278)      3,302
Cash and cash equivalents at beginning of period                             16,752      19,476      19,476      30,754      27,452
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                 $ 18,953    $ 16,075    $ 16,752    $ 19,476    $ 30,754
------------------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES Cash paid (received) during the period for:
   Interest                                                                $    860    $  1,233    $  3,933    $  6,925    $  6,442
   Income taxes                                                                 337         152         490        (340)        780
------------------------------------------------------------------------------------------------------------------------------------
 See accompanying notes to consolidated financial statements.

               Intervest Corporation of New York and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Unaudited with Respect to the Three-Month Periods
                         ended March 31, 2002 and 2001)
--------------------------------------------------------------------------------

1.       Description of Business and Summary of Significant Accounting Policies

         Description of Business

         Intervest Corporation of New York and Subsidiaries (the "Company") is engaged in the real estate business, including the origination and purchase of real estate mortgage loans on income producing properties. On March 10, 2000, Intervest Bancshares Corporation (hereafter referred to as the "Parent Company") acquired all the outstanding capital stock of the Company in exchange for shares of the Parent Company's Class A common stock. As a result of the acquisition, the Company became a wholly owned subsidiary of the Parent Company, which is a bank holding company. Former shareholders of the Company are officers and directors of both the Company and the Parent Company.

         Principles of Consolidation, Basis of Presentation and Use of Estimates

         The consolidated financial statements include the accounts of Intervest Corporation of New York and its wholly owned subsidiaries, Intervest Distribution Corporation and Intervest Realty Servicing Corporation. All material intercompany accounts and transactions have been eliminated in consolidation.

         In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities, as of the date of the financial statements and revenues and expenses during the reporting periods. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

         Cash Equivalents

         For purposes of the statements of cash flows, cash equivalents include short-term investments that have maturities of three months or less when purchased.

         Mortgage Loans Receivable

         Loans are stated at their outstanding principal balances, net of any deferred fees or costs on originated loans and unamortized discounts on purchased loans and the allowance for loan losses. Purchased loans, all of which have been made from affiliated companies, are recorded at cost which is equivalent to the carrying amount of the seller. The purchase price is deemed equivalent to fair value of the loans based on their variable or floating interest rates. Interest income is accrued on the unpaid principal balance. Discounts are amortized to income over the life of the related receivables using the constant interest method. Loan origination fees net of certain direct origination costs are deferred and recognized as an adjustment of the yield of the related loans.

         Allowance for Loan Losses

         The allowance for loan losses is netted against loans receivable and is increased by provisions charged to operations and decreased by chargeoffs (net of recoveries). The adequacy of the allowance is evaluated monthly with consideration given to the nature and volume of the loan portfolio, overall portfolio quality, loan concentrations, specific problem loans and commitments and estimates of fair value thereof; historical chargeoffs and recoveries, adverse situations which may affect the borrowers' ability to repay, and management's perception of the current and anticipated economic conditions in the Company's lending areas. In addition, Statement of Financial Accounting Standards
         (SFAS) No. 114 specifies the manner in which the portion of the

               Intervest Corporation of New York and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Unaudited with Respect to the Three-Month Periods
                         ended March 31, 2002 and 2001)
--------------------------------------------------------------------------------

1. Description of Business and Summary of Significant Accounting Policies, Continued

         allowance for loan losses is computed related to certain loans that are impaired. A loan is normally deemed impaired when, based upon current information and events, it is probable the Company will be unable to collect both principal and interest due according to the contractual terms of the loan agreement. Impaired loans normally consist of loans on nonaccrual status. Interest income on impaired loans is recognized on a cash basis. Impairment for commercial real estate and residential loans is measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or the observable market price of the loan or the estimated fair value of the loan's collateral, if payment of the principal and interest is dependent upon the collateral. When the fair value of the property is less than the recorded investment in the loan, this deficiency is recognized as a valuation allowance. and a charge through the provision for loan losses. The Company normally charges off any portion of the recorded investment in the loan that exceeds the fair value of the collateral.

         Fixed Assets

         Fixed assets are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of the asset. Maintenance, repairs and minor improvements are charged to operating expense as incurred

         Deferred Debenture Offering Costs

         Costs relating to offerings of debentures are amortized over the terms of the debentures. Deferred debenture offering costs consist primarily of underwriters' commissions.

         Income Taxes

         Under SFAS No. 109, "Accounting for Income Taxes," deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax law or rates is recognized in income in the period that includes the enactment date of change. A valuation allowance is recorded if it is more likely than not that some portion or all of the deferred tax assets will not be realized based on a review of available evidence.

         Off-Balance Sheet Financial Instruments

         In the ordinary course of business, the Company enters into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the consolidated financial statements when they are funded and related fees are recorded when incurred or received.

         Unaudited Interim Financial Statements

         In the opinion of management, the unaudited financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company's financial position as of March 31, 2002 and the results of its operations and its cash flows for the three-month periods ended March 31, 2002 and 2001. The financial statements as of March 31, 2002 and for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

2.       Short-Term Investments

         At  March  31,  2002  and  December  31,  2001  and  2000,   short-term
         investments were comprised of bank commercial paper.

               Intervest Corporation of New York and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Unaudited with Respect to the Three-Month Periods
                         ended March 31, 2002 and 2001)
--------------------------------------------------------------------------------

3.       Mortgage Loans Receivable

         Mortgage loans receivable are summarized as follows:

                                                             At March 31, 2002       At December 31, 2001      At December 31, 2000
                                                             -----------------       --------------------      --------------------
         ($ in thousands)                                 # of loans      Amount   # of loans       Amount    # of loans     Amount
         ---------------------------------------------------------------------------------------------------------------------------
         Residential multifamily loans                        41         $48,963        35      $45,906           27        $46,553
         Commercial real estate loans                         16          18,743        13       17,688            7          6,247
         ---------------------------------------------------------------------------------------------------------------------------
         Loans receivable                                     57          67,706        48       63,594           34         52,800
         ---------------------------------------------------------------------------------------------------------------------------
         Deferred loan fees and discount                                    (881)                  (929)                       (808)
         ---------------------------------------------------------------------------------------------------------------------------
         Loans receivable, net of fees and discount                       66,825                 62,665                      51,992
         ---------------------------------------------------------------------------------------------------------------------------
         Allowance for loan losses                                           (36)                   (18)                          -
         ---------------------------------------------------------------------------------------------------------------------------
         Loans receivable, net                                           $66,789                $62,647                     $51,992
         ---------------------------------------------------------------------------------------------------------------------------


         At March 31, 2002,  the loan  portfolio  consisted of  $41,196,000  and
         $26,510,000 of first mortgage loans and junior mortgage loans, respectively. These loans were comprised of $10,688,000 of fixed-rate loans and $57,018,000 of adjustable-rate loans.

         At December 31, 2001, the loan portfolio consisted of $43,187,000 and $20,407,000 of first mortgage loans and junior mortgage loans, respectively. These loans were comprised of $10,485,000 of fixed-rate loans and $53,109,000 of adjustable-rate loans.

         At March 31, 2002, effective interest rates on mortgages ranged from 6.88% to 15.16 %. At December 31, 2001, effective interest rates on mortgages ranged from 6.88% to 18.55%.. Many of the mortgage loans have an interest rate floor which resets upward along with any increase in the loan's interest rate. This feature reduces the loan's interest rate exposure to periods of declining interest rates.

         During the three-months ended March 31, 2002 and 2001, and years ended 2001, 2000 and 1999, certain mortgages were repaid in full prior to their maturity date. The prepayments resulted in the recognition of unearned fees and discount associated with such loans, as well as the receipt of prepayment penalties in certain cases. For the three-months ended March 31, 2002 and 2001 and years ended December 31, 2001, 2000, and 1999, income associated with the prepayments of mortgages was $35,000, $4,000, $582,000, $340,000, and $369,000 respectively.

         Credit risk, which represents the possibility of the Company not recovering amounts due from its borrowers, is significantly related to local economic conditions in the areas the properties are located, as well as the Company's underwriting standards. Economic conditions affect the market value of the underlying collateral as well as the levels of occupancy of income-producing properties (such as office buildings, shopping centers and rental and cooperative apartment buildings).

               Intervest Corporation of New York and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Unaudited with Respect to the Three-Month Periods
                         ended March 31, 2002 and 2001)
--------------------------------------------------------------------------------

3.       Mortgage Loans Receivable, Continued

         The geographic distribution of the properties that collateralize the loan portfolio is summarized as follows:

                                                   At  March 31, 2001       At December 31, 2001       At December 31, 2000
                                                   -------------------      --------------------       --------------------

         ($ in thousands)
                                                 Amount      % of Total     Amount     % of Total      Amount     % of Total
         -------------------------------------------------------------------------------------------------------------------
         New York                               $52,600         77.7%       $50,260       79.0%         $42,193       79.9%
         New Jersey                               8,393         12.4          1,916       12.9                -          -
         Florida                                  2,497          3.7          1,087        1.7            7,820       14.8
         Pennsylvania                             2,081          3.1          1,916        3.0                -          -
         Connecticut                              1,645          2.4          1,660        2.6              187        0.4
         North Carolina                               -            -              -          -            2,068        3.9
         All other                                  490          0.7            495        0.8              532        1.0
         -------------------------------------------------------------------------------------------------------------------
                                                 67,706        100.0%       $63,594      100.0%         $52,800      100.0%
         -------------------------------------------------------------------------------------------------------------------


         The table below shows the scheduled contractual principal repayments of the loan portfolio at March 31, 2002:

         ($ in thousands)
         -----------------------------------------------------------------------
         For the nine months ended December 31, 2002                   $16,110
         For the year ended December 31, 2003                           14,771
         For the year ended December 31, 2004                           11,768
         For the year ended December 31, 2005                           12,282
         For the year ended December 31, 2006                                -
         Thereafter                                                     12,775
         -----------------------------------------------------------------------
                                                                       $67,706
         -----------------------------------------------------------------------



         The table below shows the scheduled contractual principal repayments of the loan portfolio at December 31, 2001:

         ($ in thousands)
         -----------------------------------------------------------------------
         For the year ended December 31, 2002                           $17,790
         For the year ended December 31, 2003                            14,819
         For the year ended December 31, 2004                            11,210
         For the year ended December 31, 2005                             7,680
         For the year ended December 31, 2006                                 -
         Thereafter                                                      12,095
         -----------------------------------------------------------------------
                                                                        $63,594
         -----------------------------------------------------------------------

         At March 31, 2002, $33,040,000 of loans with adjustable rates and $9,811,000 of loans with fixed rates were due after one year. At
         December 31, 2001, $36,206,000 of loans with adjustable rates and $9,598,000 of loans with fixed rates were due after one year. At March 31, 2002, December 31, 2001, 2000, and 1999, the Company did not have any loans on a nonaccrual status or impaired. At March 31, 2002, and December 31, 2001, the allowance for loan losses was $36,000 and $18,000 respectively. No allowance was maintained in 2000 and 1999.

               Intervest Corporation of New York and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Unaudited with Respect to the Three-Month Periods
                         ended March 31, 2002 and 2001)
--------------------------------------------------------------------------------

4.       Fixed Assets, Lease  Commitments and Rental Expense
         Fixed assets is summarized as follows:

                                                    At  March 31,        At December 31,
                                                    -------------        ---------------
         ($ in thousands)                               2002           2001          2000
         --------------------------------------------------------------------------------------
         Furniture, fixtures and equipment             $  53          $  53          $ 44
         Automobiles                                      58             58            58
         --------------------------------------------------------------------------------------
         Total cost                                      111            111           102
         --------------------------------------------------------------------------------------
         Less accumulated deprecation                    (56)           (50)          (27)
         --------------------------------------------------------------------------------------
         Fixed assets, net                             $  55          $  61          $ 75
         --------------------------------------------------------------------------------------

         The Company occupies its office space under a lease which terminates on September 30, 2004. In addition to minimum rents, the Company is required to pay its proportionate share of increases in the building's real estate taxes and costs of operation and maintenance as additional rent. Rent expense amounted to $49,000 and $45,000 in the three-months ended March 31, 2002 and 2001, $183,000 in 2001, $179,000 in 2000 and
         $177,000 in 1999. The Company shares its rented space with affiliates who were charged rent of $1,000 in 2001, 2000 and 1999. The Company's future minimum annual lease payments under the office lease at December 31, 2001, are as follows: $144,000 for the last nine months of 2002, $192,000 in 2003 and $143,000 in 2004 for an aggregate of $479,000.

5.       Deferred Debenture Offering Costs

         Deferred debenture offering costs are summarized as follows:

                                                              At March 31,               At December 31,
                                                              ------------               ---------------
         ($ in thousands)                                           2002                2001           2000
         ---------------------------------------------------------------------------------------------------
         Deferred debenture offering costs                         5,617               5,199          4,670
         Less accumulated amortization                            (3,042)             (2,851)        (2,273)
         ---------------------------------------------------------------------------------------------------
         Deferred debenture offering costs, net                    2,575               2,348          2,397
         ---------------------------------------------------------------------------------------------------

               Intervest Corporation of New York and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Unaudited with Respect to the Three-Month Periods
                         ended March 31, 2002 and 2001)
--------------------------------------------------------------------------------

6.       Subordinated Debentures Payable and Extraordinary Item

         The following table summarizes debenture payable.

                                                                                   At March 31,          At December 31,
                                                                                   -----------          ---------------
         ($ in thousands)                                                              2002           2001             2000
         --------------------------------------------------------------------------------------------------------------------
         Series 05/12/95 - interest at 2% above prime - due April 1, 2004           $  9,000       $  9,000         $  9,000
         Series 10/19/95 - interest at 2% above prime - due October 1, 2004            9,000          9,000            9,000
         Series 05/10/96 - interest at 2% above prime - due April 1, 2005             10,000         10,000           10,000
         Series 10/15/96 - interest at 2% above prime - due October 1, 2005            5,500          5,500            5,500
         Series 04/30/97 - interest at 1% above prime - due October 1, 2005            8,000          8,000            8,000
         Series 11/10/98 - interest at 8%       fixed - due January 1, 2001                -              -            1,400
         Series 11/10/98 - interest at 8 1/2%   fixed - due January 1, 2003            1,400          1,400            1,400
         Series 11/10/98 - interest at 9%       fixed - due January 1, 2005            2,600          2,600            2,600
         Series 06/28/99 - interest at 8%       fixed - due July 1, 2002               2,500          2,500            2,500
         Series 06/28/99 - interest at 8 1/2%   fixed - due July 1, 2004               2,000          2,000            2,000
         Series 06/28/99 - interest at 9%       fixed - due July 1, 2006               2,000          2,000            2,000
         Series 09/18/00 - interest at 8%       fixed - due January 1, 2004            1,250          1,250            1,250
         Series 09/18/00 - interest at 8 1/2%   fixed - due January 1, 2006            1,250          1,250            1,250
         Series 09/18/00 - interest at 9%       fixed - due January 1, 2008            1,250          1,250            1,250
         Series 08/01/01 - interest at 7 1/2%   fixed - due April 1, 2005              1,750          1,750                -
         Series 08/01/01 - interest at 8%       fixed - due April 1, 2007              2,750          2,750                -
         Series 08/01/01 - interest at 8 1/2%   fixed - due April 1, 2009              2,750          2,750                -
         Series 01/17/02 - interest at 7 1/4%   fixed - due October  1, 2005           1,250              -                -
         Series 01/17/02 - interest at 7 1/2%   fixed - due October 1, 2007            2,250              -                -
         Series 01/17/02 - interest at 7 3/4%   fixed - due October 1, 2009            2,250              -                -
         --------------------------------------------------------------------------------------------------------------------
                                                                                    $ 68,750       $ 63,000         $ 57,150
         --------------------------------------------------------------------------------------------------------------------

         The "prime" in the preceding table refers to the prime rate of JP Morgan Chase Bank, which was 4.75% at March 31, 2002 and December 31, 2001

         On March 1, 2000, Series 6/29/92 debentures totaling $7,000,000 in principal and maturing on April 1, 2000 were redeemed for outstanding principal plus accrued interest of $1,435,000. In the second quarter of 2000, Series 9/13/93, 1/28/94 and 10/28/94 debentures maturing on October 1, 2001, April 1, 2002 and April 1, 2003, respectively, were redeemed for outstanding principal aggregating $17,000,000 plus accrued interest totaling $2,535,000. In connection with these early redemptions, approximately $382,000 of unamortized deferred debenture offering costs, net of a tax benefit of $176,000, was charged to expense and reported as an extraordinary item in 2000.

         In February of 2002, the Company issued its Series 01/17/02 debentures in the principal amount of $5,750,000. Of this amount, $5,480,000 accrue and pay interest quarterly and $270,000 accrue and compound interest quarterly until maturity

         The Series 5/12/95, 10/19/95,  5/10/96, 10/15/96 and 4/30/97 debentures have a maximum interest rate of 12%. Interest on an aggregate of $6,370,000 of these debentures at March 31, 2002 is accrued and compounded quarterly, and is due and payable at maturity. The payment of interest on the remaining debentures is made quarterly. Any debenture holder in the aforementioned Series whose interest accrues and is due at maturity may at any time elect to receive the accrued interest and subsequently receive regular payments of interest

               Intervest Corporation of New York and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Unaudited with Respect to the Three-Month Periods
                         ended March 31, 2002 and 2001)
--------------------------------------------------------------------------------

6.       Subordinated Debentures Payable and Extraordinary Item, Continued


         The  Series  11/10/98,  6/28/99  and  9/18/00  and  $770,000  of Series
         08/01/01 debentures accrue and compound interest quarterly, with such interest due and payable at maturity. The holders of Series 11/10/98, 6/28/99 and 9/18/00 debentures can require the Company to repurchase the debentures for face amount plus accrued interest each year (beginning July 1, 2002 for the Series 6/28/99 and January 1, 2004 for the Series 9/18/00) provided, however, that in no calendar year will the Company be required to purchase more than $100,000 in principal amount of each maturity, in each series of debentures, on a non-cumulative basis.


         All the debentures may be redeemed, in whole or in part, at any time at the option of the Company, for face value, except for Series 08/01/01 and Series 01/17/02 debentures. The Series 08/01/01 debentures would be redeemable at a premium of 1% if the redemption were prior to October 1, 2002. The Series 01/17/02 debentures would be redeemable at a premium of 1% if the redemption were prior to April 1, 2003. All the debentures are unsecured and subordinate to all present and future senior indebtedness, as defined in the indenture related to the debenture.

         In the first quarter of 2002, the Company notified holders of the Series 06/28/99 debentures due July 1, 2002 that those debentures would be redeemed on April 1, 2002. On such date, those debentures were redeemed for a total of $3,086,000, which is comprised of $2,500,000 of principal and $586,000 of accrued interest.

         Scheduled contractual maturities of debentures as of March 31, 2002 are summarized as follows:

          ($ in thousands)                                      Principal     Accrued Interest
          ------------------------------------------------------------------------------------
          For the nine-months ended December 31, 2002             $2,500           $1,328
          For the year ended December 31, 2003                     1,400              450
          For the year ended December 31, 2004                    21,250            4,501
          For the year ended December 31, 2005                    29,100            2,384
          For the year ended December 31, 2006                     3,250              692
          Thereafter                                              11,250              199
          ------------------------------------------------------------------------------------
                                                                 $68,750           $9,554
          ------------------------------------------------------------------------------------

         Scheduled contractual maturities of debentures as of December 31, 2001 are summarized as follows:

          ($ in thousands)                                      Principal     Accrued Interest
          ------------------------------------------------------------------------------------
          For the year ended December 31, 2002                    $2,500              $1,386
          For the year ended December 31, 2003                     1,400                 411
          For the year ended December 31, 2004                    21,250               4,303
          For the year ended December 31, 2005                    27,850               2,252
          For the year ended December 31, 2006                     3,250                 607
          Thereafter                                               6,750                 154
          ------------------------------------------------------------------------------------
                                                                 $63,000              $9,113
          ------------------------------------------------------------------------------------


7.       Dividend Restriction

         The payment of dividends by the Company to the Parent Company is subject to restrictions. The Company cannot declare or pay any dividend or make any distribution on its capital stock (other than dividends or distributions payable in capital stock), or purchase, redeem or otherwise acquire or retire for value, or permit any subsidiary to purchase or otherwise acquire for value, capital stock of the Company, if at the time of such payment, the Company is not in compliance with the indentures under which the Company's debentures were issued. The Company declared and paid a $3,000,000 cash dividend to the Parent Company in 2000.

8.       Profit Sharing Plan

         In 2000, the Company established a tax-qualified, profit sharing plan and trust in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The plan is available to each of the Company's employees who elects to participate after meeting certain length-of-service requirements. The Company's contributions to the profit sharing plans are discretionary and vest to the employees over a period of time. Total Company contributions to the plan for 2001 was approximately $7,000. The Company's contribution for the three-months ended March 31, 2002 was $3,000.

               Intervest Corporation of New York and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Unaudited with Respect to the Three-Month Periods
                         ended March 31, 2002 and 2001)
--------------------------------------------------------------------------------


9.       Related Party Transactions

         The Company participates with Intervest Bank and Intervest National Bank (wholly owned subsidiaries of the Parent Company) in certain mortgage loans. The balances of the Company's participation in these mortgages were $3,907,000, $3,919,000 and $2,629,000 at March 31, 2002,
         December 31, 2001 and 2000, respectively.

         The Company entered into a service agreement in June 1999, with Intervest National Bank with respect to providing mortgage loan origination and servicing services to Intervest National Bank. The Company received $271,000, $111,000, $463,000 and $285,000 from
         Intervest National Bank for the three-months ended March 31, 2002 and 2001, and years ended 2001 and 2000, respectively, in connection with this service agreement. These amounts are included in other income in the consolidated statements of operations.

         The Company has interest-bearing and noninterest-bearing deposit accounts with Intervest National Bank totaling $1,123,000 at March 31, 2002, $3,030,000 at December 31, 2001 and $544,000 at December 31,
         2000. The Company received interest income of $33,000, $8,000, $41,000 and $90,000 for the three months ended March 31, 2002 and 2001, and the years ended 2001 and 2000, respectively in connection with such deposits. These amounts are included in interest income in the statement of operations.

         In connection with the placement of subordinated debentures in 1998 and 2000, Intervest Securities Corporation, an affiliate of the Company, received commissions and fees aggregating $15,000 in 2001, $34,000 in 2000, and $35,700 in 1999.

10.      Income Taxes

         Commencing in 2000, the Company filed consolidated federal and combined New York State and City income tax returns with its Parent Company on a calendar year basis. Income taxes are provided as if the Company filed a separate consolidated tax return with its subsidiaries.

         At March 31, 2002, December 31, 2001 and December 31, 2000, the Company's net deferred tax asset was $191,000, $171,000 and $10,000, respectively. The asset relates to the unrealized benefit for: net temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax. A valuation allowance was not maintained at any time during the three-months of 2002, the year ended December 31, 2001 or the year ended December 31, 2000.

         Income tax expense (benefit) consists of the following:

                                                              For the Three-Months
                                                              ---------------------
                                                                Ended March 31,        For the Year Ended December 31,
                                                                ----------------       -------------------------------
         ($ in thousands)                                        2002       2001             2001        2000     1999
         -------------------------------------------------------------------------------------------------------------
         Provision for income taxes                              226        (44)            $495        $288      $480
         Income tax effect of extraordinary item                   -          -                -        (176)        -
         -------------------------------------------------------------------------------------------------------------
                                                                 226        (44)            $495        $112      $480
         -------------------------------------------------------------------------------------------------------------

               Intervest Corporation of New York and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Unaudited with Respect to the Three-Month Periods
                         ended March 31, 2002 and 2001)
--------------------------------------------------------------------------------

10.      Income Taxes, Continued


         Income   tax   (benefit)   expense   attributable   to  income   before
         extraordinary item consists of the following:


         ($ in thousands)                         Current    Deferred     Total
         ----------------------------------------------------------------------
         Three-months Ended March 31, 2002:
            Federal                                 $149       $(15)       $134
            State and Local                           97         (5)         92
         ----------------------------------------------------------------------
                                                    $246        (20)       $226
         ----------------------------------------------------------------------
         Three-months Ended March 31, 2001:
            Federal                                 $(30)       $ 3        $(27)
            State and Local                          (18)         1         (17)
         ----------------------------------------------------------------------
                                                    $(48)       $ 4        $(44)
         ----------------------------------------------------------------------
         Year Ended December 31, 2001:
            Federal                                 $406      $(119)       $287
            State and Local                          250        (42)        208
         ----------------------------------------------------------------------
                                                    $656      $(161)       $495
         ----------------------------------------------------------------------
         Year Ended December 31, 2000:
            Federal                                 $189       $ 10        $199
            State and Local                           85          4          89
         ----------------------------------------------------------------------
                                                    $274       $ 14        $288
         ----------------------------------------------------------------------
         Year Ended December 31, 1999:
            Federal                                 $284       $  4        $288
            State and Local                          190          2         192
         ----------------------------------------------------------------------
                                                    $474       $  6        $480
         ----------------------------------------------------------------------

         The components of deferred tax expense (benefit) are summarized as follows:


                                                              For the Three-Months
                                                              ---------------------
                                                                 Ended March 31,           For the Year Ended December 31,
                                                                 ---------------           -------------------------------
          ($ in thousands)                                      2002          2001           2001          2000        1999
          -----------------------------------------------------------------------------------------------------------------
          Debenture underwriting commissions                   $  -         $  -         $   -         $  -        $  3
          Deferred loan fees and discount                       (11)           5          (148)          16           3
          Allowance for loan losses                              (8)           -            (9)           -           -
          Depreciation                                           (1)          (1)           (4)          (2)          -
          -----------------------------------------------------------------------------------------------------------------
                                                               $(20)        $  4         $(161)        $ 14        $  6

          -----------------------------------------------------------------------------------------------------------------



         The tax effects of the temporary differences that give rise to the deferred tax asset are summarized as follows:


                                                                                  At March 31,      At December 31,
                                                                                  ------------      --------------

          ($ in thousands)                                                              2002        2001       2000
          -------------------------------------------------------------------------------------------------------------
          Deferred loan fees and discount                                            $    168       $157        $ 8
          Allowance for loan losses                                                        17          8
          Depreciation                                                                      6          6          2
          -------------------------------------------------------------------------------------------------------------
                                                                                     $    191       $171        $10
          -------------------------------------------------------------------------------------------------------------

               Intervest Corporation of New York and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Unaudited with Respect to the Three-Month Periods
                         ended March 31, 2002 and 2001)
--------------------------------------------------------------------------------




10.      Income Taxes, Continued



         A reconciliation between the statutory Federal income tax rate and the Company's effective tax rate follows:

                                                                   For the Three-Months
                                                                   ---------------------
                                                                      Ended March 31,         For the Year Ended December 31,
                                                                      ---------------         -------------------------------
          ($ in thousands)                                           2002        2001         2001         2000          1999
          ----------------------------------------------------------------------------------------------------------------------

          Tax provision at statutory rate                            34.0%       34.0%        34.0%        34.0%        34.0%
          Increase (decrease) in taxes resulting from:
            State and local income taxes, net of Federal benefit     11.9        10.9         12.0         12.1         12.2
             All other                                                0.1        (0.5)         0.2          0.1         (0.6)
          ----------------------------------------------------------------------------------------------------------------------
                                                                     46.0%       44.4%        46.2%        46.2%        45.6%
          ----------------------------------------------------------------------------------------------------------------------


11.      Commitments and Contingencies

         Effective July 1, 1995, the Company entered into an employment agreement with its Executive Vice-President, who is also a director and shareholder of the Parent Company, for a term of ten years at an annual salary in the present amount of $177,315, which is subject to increase annually by six percent or by the percentage increase in the consumer price index, if higher. In the event of the executive's death or disability, one-half of this amount will continue to be paid for a term as defined in the agreement. Effective August 3, 1998, the Company modified the aforementioned employment agreement to provide for additional compensation of $1,000 per month for each $10,000,000 of gross assets of the Company in excess of $100,000,000.

         The Company issues commitments to extend credit in the normal course of business, which may involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. Commitments to extend credit are agreements to lend funds under specified conditions. Such commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since some of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. At March 31, 2002 and December 31, 2001, commitments to extend credit amounted to $6,525,000 and $8,625,000 respectively.

         The Company is periodically party to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, claims involving the making and servicing of mortgage loans, and other issues incident to the Company's business. Management does not believe that there is any pending or threatened proceeding against the Company which, if determined adversely, would have a material effect on the business, results of operations, or financial position of the Company.

12.      Estimated Fair Value of Financial Instruments

         Fair value estimates are made at a specific point in time based on available information about each financial instrument. Where available, quoted market prices are used. However, a significant portion of the Company's financial instruments, such as commercial real estate and multifamily loans, do not have an active marketplace in which they can be readily sold or purchased to determine fair value. Consequently, fair value estimates for such instruments are based on assumptions made by management that include the financial instrument's credit risk

               Intervest Corporation of New York and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Unaudited with Respect to the Three-Month Periods
                         ended March 31, 2002 and 2001)
--------------------------------------------------------------------------------

12.      Estimated Fair Value of Financial Instruments, Continued

         characteristics and future estimated cash flows and prevailing interest rates. As a result, these fair value estimates are subjective in nature, involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Accordingly, changes in any of management's assumptions could cause the fair value estimates to deviate substantially. The fair value estimates also do not reflect any additional premium or discount that could result from offering for sale, at one time, the Company's entire holdings of a particular financial instrument, nor estimated transaction costs. Further, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on and have not been considered in the fair value estimates. Finally, fair value estimates do not attempt to estimate the value of anticipated future business and the Company's customer relationships

         The carrying and estimated fair values of the Company's financial instruments are as follows:

                                                                 At March 31,          At December 31,         At December 31,
                                                                 ------------          ---------------         ---------------
                                                                     2002                    2001                    2000
                                                            Carrying       Fair     Carrying       Fair    Carrying        Fair
             ($ in thousands)                                  Value      Value        Value      Value       Value       Value
             -------------------------------------------------------------------------------------------------------------------
             Financial Assets:
               Cash and cash equivalents                     $18,953    $18,953      $16,752    $16,752     $19,476     $19,476
               Loans receivable, net                          66,789     67,532       62,647     64,595      51,992      51,992
               Accrued interest receivable                       585        585                                 544
                                                                                         523        523                     544
             Financial Liabilities:
               Debentures payable plus accrued interest       78,304     79,335       72,113     73,141      64,347      64,347
             Off balance sheet:
                Commitments to lend                               87         87           65         65
                                                                                                                 52          52
             -------------------------------------------------------------------------------------------------------------------

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

         Loans Receivable. The estimated fair value of loans is based on a discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

         Management can make no assurance that its perception and quantification of credit risk would be viewed in the same manner as that of a potential investor. Therefore, changes in any of management's assumptions could cause the fair value estimates of loans to deviate substantially.

         Debentures and Accrued Interest Payable. The estimated fair value of debentures and related accrued interest payable is based on a discounted cash flow analysis. The discount rate used in the present value computation was estimated by comparison to what management believes to be the Company's incremental borrowing rate for similar arrangements. For 2000, management believes that the incremental borrowing rate approximated the then current rates for each of the borrowings

         All Other Financial Assets and Liabilities. The estimated fair value of cash and cash equivalents and accrued interest receivable approximates their carrying values since these instruments are payable on demand or have short-term maturities

         Off-Balance Sheet Instruments. The carrying amounts of commitments to lend approximated estimated fair value. The fair value of commitments to lend is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreement and the counter-parties credit standing

                        INTERVEST CORPORATION OF NEW YORK
                   SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
                             As of DECEMBER 31, 2001


                                    Effective  Stated     Final                            Face     Carrying
                                    Interest  Interest   Maturity   Payment   Prior     Amount of   Amount of  Prepayment Penalty/
     Description                      Rate      Rate       Date      Terms    Liens     Mortgage    Mortgage        Other Fees
--------------------------            ----       ----       ----      -----    -----     --------    --------        ----------
Commercial first Mortgages
     Office Buildings
        New City, New York           12.92%     6.20%     12/08/10      Y    $       -   $ 159,000   $ 122,000 none
        Tampa, Florida                7.00%     7.00%      7/01/09      M            -     343,000     343,000 1.00%
        Newark, New Jersey           11.42%     9.50%     12/01/05      M            -   4,487,000   4,424,000 not prepayable  until
                                                                                                               9/1/02, then 1%
        New York, New York            6.88%     6.88%       1/1/05      M            -   2,200,000   2,200,000 3%  prior  to 1/1/03,
                                                                                                               2% prior to 1/1/04,
     Restaurants
        Decatur and
              Jonesboro, Georgia     13.95%     8.50%       4/1/13      M            -     406,000     332,000 none
        Manassas, Virginia           14.95%     6.50%     12/01/05      Y            -      89,000      77,000 0.50%
        Irondequoint, New York       13.06%     7.20%     12/01/12      Y            -     210,000     166,000 1.00%

     Hotel
        New York, New York            9.92%     9.00%      2/01/04      M            -   3,011,000   2,978,000 3%  prior to 2/02, 2%
                                                                                                               prior  to   2/03,  1%
                                                                                                               prior to 2/04
Residential first Mortgages
     Rental Apartment Buildings
        Bronx, New York              11.28%    11.00%     11/01/12      M            -   1,896,000   1,871,000 none
        Bronx, New York              12.75%    12.75%       1/1/11      M            -     978,000     978,000 no  prepayment
                                                                                                               permitted
        New York, New York           11.63%    11.00%      5/29/03      M            -     610,000     608,000 2% until 5/02 then 1%
        Bronx, New York              14.37%    13.00%       6/1/13      M            -   1,873,000   1,765,000 no prepayment
                                                                                                               permitted
        Bronx, New York              13.09%    12.75%      11/1/11      M            -   1,662,000   1,638,000 not prepayable  until
                                                                                                               1/1/03
        Bronx, New York              13.50%    13.50%      11/1/13      M            -   4,375,000   4,375,000 no prepayment
                                                                                                               permitted
        New York, New York            8.87%     8.13%      3/30/02      M            -     887,000     886,000 1.00%
        Hartford , Connecticut       13.50%    13.50%         OPEN      M            -     167,000     167,000 1.00%
        New York, New York           13.07%    12.00%      2/01/02      M            -   1,710,000   1,708,000 1.00%
        New York, New York          15.01%     11.50%       3/1/02      M            -   5,187,000   5,139,000 1.13%
        Brooklyn, New York           11.00%    11.00%      12/1/01      M            -     843,000     843,000 1.25%
        Chester Pennsylvania         12.02%    10.50%       4/1/03      M            -   1,806,000   1,783,000 not  prepayable until
                                                                                                               10/1/02, then 1%
        Brooklyn, New York           10.38%     9.00%      10/1/02      M            -   2,686,000   2,666,000 not prepayable  until
                                                                                                               5/15/02, then 1%
        New York, New York           12.08%    10.50%       4/1/04      M            -   2,215,000   2,179,000 none
        New York, New York            8.00%     8.00%       6/1/09      M            -     194,000     194,000 1.00%
        New York, New York           10.46%     9.00%       6/1/03      M            -   2,488,000   2,453,000 not prepayable  until
                                                                                                               12/1/02, then 1%
        Brooklyn, New York           11.83%     9.50%       8/1/02      M            -     626,000     619,000 not  prepayable until
                                                                                                               5/1/02, then 1%
        New York, New York           12.91%    10.50%       8/1/02      M            -     898,000     888,000 not prepayable  until
                                                                                                               5/1/02, then 1%
        Brooklyn, New York            7.88%     7.88%      10/1/04      M            -   1,182,000   1,182,000 not  prepayable until
                                                                                                               1/1/04, then 1%

Commercial Junior Mortgages
     Office Buildings
        Tampa, Florida               11.68%    10.50%       6/1/04      M    5,121,000     494,000     487,000 1.00%
        Newark, New Jersey           11.81%     9.50%       2/1/03      M    4,487,000   3,290,000   3,233,000 not prepayable  until
                                                                                                               9/1/02, then 1%
        Wall township, New Jersey    11.20%     9.00%      10/1/04      M    3,450,000     398,000     383,000 3%  prior  to 9/1/02,
                                                                                                               2%  prior  to 9/1/03,
                                                                                                               1% thereafter
        New York, New York           12.22%    11.00%       1/1/05      M    4,700,000   2,300,000   2,256,000 3%  prior to  1/1/03,
                                                                                                               2%  prior  to 1/1/04,
                                                                                                               1% thereafter
     Retail
        Brooklyn, New York            13.00%   10.75%       8/1/02      M      898,000     299,000     296,000 not  prepayable until
                                                                                                               2/1/02,  then  1%  is
                                                                                                               under $200,000
Residential Junior Mortgages
     Rental Apartment Buildings
        New York, New York            9.50%     9.50%      5/27/01      M    3,787,000   1,899,000   1,899,000 1.00%
        New York, New York           14.75%    10.50%      12/2/02      M                  249,000     241,000 not  prepayable until
                                                                                                               7/15/02, then 1%
        New York, New York           12.59%    11.50%      10/1/05      M    3,374,000   2,790,000   2,741,000 5% prior to 10/01, 4%
                                                                                                               prior
        New York, New York           11.98%    10.50%       3/1/03      M    6,643,000     991,000     980,000 not prepayable  until
                                                                                                               1/1/03, then 1%
        New York, New York           11.69%    10.50%       4/1/04      M    2,172,000   1,591,000   1,568,000 not  prepayable until
                                                                                                               7/1/03, then 1%
        New York, New York           15.16%    10.50%       5/1/03      M    1,588,000     897,000     863,000 not prepayable  until
                                                                                                               11/1/02, then 1%
        New York, New York           10.36%     9.00%       6/1/04      M    4,966,000     990,000     976,000 1.00%
        Lowery Place, Newington, CT  11.25%     9.00%      10/1/02      M    3,974,000   1,493,000   1,473,000 not  prepayable until
                                                                                                               6/1/02, then 1%
        Bronx, New York              12.67%    10.50%      10/1/02      M    2,489,000     698,000     689,000 not prepayable  until
                                                                                                               3/1/02, then 1%
        Philadelphia, Pennsylvania   11.59%    10.75%       9/1/04      M    1,569,000     110,000     109,000 3%  prior  to 9/1/02,
                                                                                                               2%  prior  to 9/1/03,
                                                                                                               1% thereafter
        New York, New York           11.05%    10.00%       9/1/04      M    1,717,000     234,000     231,000 no prepayment
                                                                                                               allowed,    1%    due
                                                                                                               9/1/04
        Brooklyn, New York           11.71%    10.50%      10/1/04      M    5,161,000     723,000     711,000 not  prepayable until
                                                                                                               1/1/04, then 1%
        New York, New York           11.06%    10.00%      10/1/04      M    2,352,000     260,000     256,000 not prepayable  until
                                                                                                               1/1/04, then 1%
        Brooklyn, New York           12.40%    10.50%      11/1/02      M      680,000     150,000     148,000 1.00%
        New York, New York           10.86%    10.00%      12/1/05      M    3,200,000     300,000     295,000 3%  prior to 12/1/02,
                                                                                                               2% prior to 12/1/03,
                                                                                                               1% thereafter
        Ocala, Florida               13.13%    12.00%      12/1/03      M    1,249,000     250,000     246,000 not prepayable  until
                                                                                                               1/1/04, then 31  days
                                                                                                               interest  on original
                                                                                                               balance

                                                                           -----------------------------------
                                                                  TOTAL    $25,817,000 $63,594,000 $62,665,000
                                                                           ===================================

     Notes:
     (Y) Yearly principal and interest payments
     (M) Monthly principal and interest payments
     (1) Prior lien amount included in preceding mortgage.

                        INTERVEST CORPORATION OF NEW YORK
             SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE (continued)






The following summary reconciles mortgages receivable at their carrying value

                                                                                            Year Ended December 31,
                                                                                 -------------------------------------------
                                                                                     2001            2000           1999
                                                                                     ----            ----           ----

       Balance at beginning of period                                            $ 51,992,000    $ 63,290,000   $ 67,250,000
            Additions during period
                 Mortgages originated and acquired                                 49,088,000      27,846,000     37,120,000

            Deductions during period
                 Collections of principal, net of amortization of fees and        (38,415,000)    (39,144,000)   (41,080,000)
                       discounts

            Change in allowance for loan losses                                       (18,000)              -              -

       Balance at end of period                                                  $ 62,647,000    $ 51,992,000   $ 63,290,000

(BACK COVER PAGE)


     No person has been authorized by the Company or by the Underwriter to give any information or to make any representations other than those contained in this Prospectus in connection with the Offering of the Debentures made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Debentures, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the Debentures in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.


                             _____________________

                        INTERVEST CORPORATION OF NEW YORK
                                   $7,750,000

                                 SERIES __/__/02

                       $1,750,000 Subordinated Debentures
                               Due January 1, 2006
                       $3,000,000 Subordinated Debentures
                               Due January 1, 2008
                       $3,000,000 Subordinated Debentures
                              Dated January 1, 2010


                                   PROSPECTUS


                             Sage, Rutty & Co., Inc.
                The date of this Prospectus is __________, 2002.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Where you Can Find More Information............................................2

Who Should Invest..............................................................2

Summary........................................................................3

Risk Factors...................................................................5

Use of Proceeds................................................................9

Market Information............................................................10

Capitalization................................................................11

Management's Discussion and Analysis of
     Financial Condition and Results of
     Operations...............................................................12

Selected Financial Information of the Company.................................19

History and Business..........................................................20

Management....................................................................26

Transactions with Management..................................................28

Description of Debentures.....................................................29

Plan of Offering..............................................................35

Legal Opinions................................................................36

Experts.......................................................................36

Index to Financial Statements.................................................37

Table 1 -- Mortgages Receivable...............................................21

Table 2 -- Interest Accruals..................................................31

UNTIL _________ (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.          Other Expenses of Issuance and Distribution.
-------           -------------------------------------------

     The following statement sets forth the amounts of expenses in connection with the offering of the Debentures pursuant to this registration statement, all of which shall be borne by the Company.

                                                                   Amount*
                                                                   -------
Securities and Exchange Commission
 Registration Fee....................................................   $    713
EDGAR Expenses.......................................................      4,000
Printing and Engraving Expenses......................................     20,000
Accounting Fees and Expenses.........................................     15,000
Legal Fees and Expenses..............................................     60,000
Blue Sky Fees and Expenses...........................................     20,000
Trustees' Fees and Expenses..........................................      5,000
Miscellaneous........................................................     10,287
                                                                         -------
Total................................................................   $135,000
*Estimated amounts of expenses.

Item 31.          Sales to Special Parties.
-------           ------------------------

         Not applicable.

Item 32.          Recent Sales of Unregistered Securities.
-------           ---------------------------------------

     On March 10, 2000, ICNY Acquisition Corporation, a wholly-owned subsidiary of Intervest Bancshares Corporation, was merged with and into the Company in a transaction in which all of the issued and outstanding shares of capital stock of the Company were exchanged for 1,250,000 shares of the Class A Common Stock of Intervest Bancshares Corporation, which shares were issued to the six shareholders of the Company in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 33.          Indemnification of Directors and Officers.
-------           -----------------------------------------

     Sections 721-726 of the New York Business Corporation Law provide that a corporation may indemnify its officers and directors (or persons who have served, at the corporation's request, as officers or directors of another corporation) against the reasonable expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the corporation unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification.

     The Company's By-laws provide that the Company will indemnify the officers and directors of the Company to the fullest extent permitted under the laws of New York State. In that regard, the Company is obligated to indemnify officers and directors of the Company from and against any and all judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, actually and necessarily incurred by an officer or director as a result of any action or proceeding, or any appeal therein, to the extent such amounts may be indemnified under the laws of New York State; and to pay any officer or director of the Company, in advance of the final disposition of any civil or criminal proceeding, the expenses incurred by such officer or director in defending such action or proceeding. The Company's obligation to indemnify its officers and directors continues to individuals who have ceased to be officers or directors of the Company and to the heirs and personal representatives of former officers and directors of the Company. The form of Underwriting Agreement included as an exhibit to this Registration Statement provides for indemnification of the Company, its officers and directors, against certain liabilities.

Item 34.          Treatment of Proceeds from Stock Being Registered.
-------           -------------------------------------------------

         Not applicable.

Item 35.          Financial Statements and Exhibits.
-------           ---------------------------------

         (a)      Financial Statements:

         See Index to Financial Statements of the Company.

         (b)      The following  exhibits are filed as part of this Registration
                  Statement:
                  ----------

Exhibit No.

1.1 Form of Underwriting Agreement between the Company and Sage, Rutty & Co., Inc. (the "Underwriter").

1.2      Form of Selected Dealer Agreement.

3.1      Certificate of Incorporation of the Company.1

3.2      Certificate of Amendment to Certificate of Incorporation.2

3.3      By-laws of the Company.3

4.1 Form of Indenture between the Company and The Bank of New York, as Trustee (the "Trustee").

5.1      Opinion of Harris Beach LLP.

10.1 Form of Escrow Agreement between the Company, the Underwriter and Canandaigua National Bank and Trust Company.

10.2     Form of Employment Agreement between the Company and Jerome Dansker. 4

10.3     Amendment  to  Employment  Agreement  between  the  Company  and Jerome
         Dansker. 2

12.1     Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1 Consent of Harris Beach LLP is included in the opinion of Harris Beach LLP, filed as Exhibit 5.1.

23.2     Consent of Eisner LLP (formerly Richard A. Eisner & Company, LLP)

25.1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 on Form T-1 for The Bank of New York.

----------------------------------

(1) Incorporated by reference to Registrant's Registration Statement on Form S-18 (File No. 33-27404-NY), declared effective on May 12, 1989.

(2) Incorporated by reference to Registrant's Report on Form 10-K for the year ended December 31, 1998, dated March 31, 1999.

(3) Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-39971), declared effective on May 13, 1991.

(4) Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-96662), declared effective on October 18, 1996.


Item 36.          Undertakings.
-------           ------------

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 7, 2002.

                                   INTERVEST CORPORATION OF NEW YORK

                                 By:    /s/ Lowell S. Dansker
                                        ----------------------------------------
                                 Name:  Lowell S. Dansker
                                 Title: President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Lowell S. Dansker and Lawrence G. Bergman, and each of them, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to this Registration Statement.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated as of June 7, 2002.

Signature                                Capacity
---------                                --------

/s/ Lowell S. Dansker            President (Principal Executive Officer),
----------------------------
(Lowell S. Dansker)              Treasurer,  (Principal  Financial  Officer  and
                                 Principal Accounting Officer) and Director

/s/ Lawrence G. Bergman          Vice President, Secretary and Director
----------------------------
(Lawrence G. Bergman)

/s/ Jerome Dansker               Chairman, Executive Vice President and Director
----------------------------
(Jerome Dansker)

                                 Director
----------------------------
(Michael A. Callen)

/s/ Wayne F. Holly               Director
----------------------------
(Wayne F. Holly)

                                 Director
----------------------------
(Edward J. Merz)

                                 Director
----------------------------
(Lawton Swan, III)

/s/ Thomas E. Willett            Director
----------------------------
(Thomas E. Willett)

                                 Director
----------------------------
(David J. Willmott)

/s/ Wesley T. Wood               Director
----------------------------
(Wesley T. Wood)

                                    EXHIBITS

                            TO REGISTRATION STATEMENT

                                       ON

                                    FORM S-11



                              INTERVEST CORPORATION

                                   OF NEW YORK

                                  EXHIBIT INDEX

Number         Exhibit

 1.1 Form of Underwriting Agreement between the Company and Sage, Rutty & Co., Inc. (the "Underwriter").

 1.2           Form of Selected Dealer Agreement.

 3.1           Certificate of Incorporation of the Company.1

 3.2           Certificate of Amendment to Certificate of Incorporation.2

 3.3           By-laws of the Company.2

 4.1 Form of Indenture between the Company and The Bank of New York, as Trustee (the "Trustee").

 5.1           Opinion of Harris Beach LLP.

10.1 Form of Escrow Agreement between the Company, the Underwriter and Canandaigua National Bank and Trust Company.

10.2           Form of  Employment  Agreement  between  the  Company  and Jerome
               Dansker.3

10.3           Amendment to Employment  Agreement between the Company and Jerome
               Dansker.2

12.1           Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1 Consent of Harris Beach LLP is included in the opinion of Harris Beach LLP, filed as Exhibit 5.1.

23.2           Consent of Richard A. Eisner & Company, LLP

25.1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 on Form T-1 for The Bank of New York.

--------------------------

1 Incorporated by reference to Registrant's Registration Statement on Form S-18 (File No. 33-27404- NY), declared effective on May 12, 1989.

2 Incorporated by reference to Registrant's Report on Form 10-K for the year ended December 31, 1998.

3 Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-39971), declared effective on May 13, 1991.

4 Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-96662), declared effective on October 18, 1995.